                               PURCHASE AGREEMENT


                           dated as of March 15, 1996


                                    between


                       MEREDITH/NEW HERITAGE PARTNERSHIP

                                      and

                            NEW HERITAGE ASSOCIATES

                                   as Sellers


                                      and



                         CONTINENTAL CABLEVISION, INC.

                                    as Buyer

                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (this "AGREEMENT") is made and entered as of March 15, 1996 by and between Meredith/New Heritage Partnership, an Iowa general partnership ("MNHP"), New Heritage Associates, an Iowa general partnership ("NHA") (MNHP and NHA are sometimes hereinafter referred to, collectively, as "SELLERS" and, singly, as a "SELLER"), and Continental Cablevision, Inc., a Delaware corporation ("BUYER" or "CCI").

                                    RECITALS
                                    --------

     A. Meredith/New Heritage Strategic Partners L.P. ("MNH") is an Iowa limited partnership. MNH owns and operates indirectly through its subsidiaries certain cable television systems.

     B. MNHP is the sole general partner of MNH. MNHP owns a general partnership interest (the "MNHP GENERAL PARTNERSHIP INTEREST") representing at the date hereof a 62.1% Ownership Interest (as defined in the Restated Agreement of Limited Partnership of Meredith/New Heritage Strategic Partners L.P., dated as of December 30, 1991 (the "MNH PARTNERSHIP AGREEMENT"), among MNHP, NHA and Continental Cablevision of Minnesota, Inc., a Minnesota corporation ("CCM")) in MNH.

     C. NHA is a limited partner of MNH. NHA owns a limited partnership interest in MNH (the "NHA LIMITED PARTNERSHIP INTEREST") (the MNHP General Partnership Interest and the NHA Limited Partnership Interest are sometimes hereinafter referred to, collectively, as the "SUBJECT INTERESTS" and, singly, as a "SUBJECT INTEREST") representing at the date hereof a 0.0% Ownership Interest (as defined in the MNH Partnership Agreement) in MNH and a carried interest in MNH effective pursuant to Section 3.7 of the MNH Partnership Agreement at such time as CCM is deemed to have received distributions from MNH equal to its capital contributions to MNH.

     D. Buyer desires to purchase, and Sellers desire to sell to Buyer, the Subject Interests on and subject to the terms and conditions hereinafter set forth.

                                 AGREEMENTS
                                 ----------


                                   ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

          Section 1.1  Certain Defined Terms.  The following terms with initial
          -----------  ---------------------
capital letters, when used in this Agreement, shall have the meanings set forth below:

          "ACCOUNTS RECEIVABLE" means all subscriber, trade and other accounts receivable and receivables of the MNH Entities.

          "ACCUMULATED FUNDING DEFICIENCY" is defined in Section 4.17(q).

          "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          "ASSETS" means all of the assets and properties, real and personal, tangible and intangible, owned or leased by any of the MNH Entities that are not Excluded Assets, including Tangible Personal Property, Owned Property, Systems Franchises, Systems Licenses, Systems Contracts, Systems Leases, Accounts Receivable and Books and Records.

          "BANKS" is defined in Section 2.1(d).

          "BANK CO-AGENTS" is defined in Section 2.1(d).

          "BANK AGENT" is defined in Section 2.1(d).

          "BASIC SUBSCRIBER" means any basic subscriber of a System, with the number of such basic subscribers as of any date to be determined using the same methods and criteria as used in determining the number of basic subscribers of the MNH Entities at October 31, 1995 set forth in line 01 of the page of the CableData Report for the month of October 1995 with respect to the MNH Entities (which number of basic subscribers was 119,781 at October 31, 1995) attached hereto as SCHEDULE 1.1.

          "BENEFIT ARRANGEMENT" is defined in Section 4.17(q).

          "BOOKS AND RECORDS" means all engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes of the MNH Entities and all files of correspondence, lists, records and reports of the MNH Entities, including all files of correspondence, lists, records and reports concerning subscribers and prospective subscribers, signal and program carriage and dealings with Governmental Authorities and all reports filed by or on behalf of any MNH Entity with the FCC and all statements of account filed by or on behalf of any MNH Entity with the United States Copyright Office.

          "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banks in Boston, Massachusetts or Des Moines, Iowa are closed.

          "BUYER" is defined in the preamble preceding the Recitals to this Agreement.

          "BUYER PURCHASE PRICE CALCULATION" is defined in Section 8.3(b).

          "BUYER REQUIRED CONSENTS" means any and all Consents identified on
SCHEDULE 5.2.

          "CABLE ACT" means the Cable Television Consumer Protection and Competition Act of 1992, and the rules and regulations promulgated thereunder.

          "CABLE BENEFIT ARRANGEMENT" is defined in Section 4.17(q).

          "CABLE EMPLOYEE PLAN" is defined in Section 4.17(q).

          "CABLE EMPLOYEE" is defined in Section 4.17(q).

          "CABLE FRANCHISE AREAS" is defined in Section 7.1(k).

          "CABLE PLAN" is defined in Section 4.17(q).

          "CAPITAL EXPENDITURES" shall mean, for any period, any and all expenditures in respect of any one or more of the Systems made, accrued or incurred by any MNH Entity which, under GAAP, would be classified as capital expenditures for such period.

          "CAPITAL EXPENDITURES ADJUSTMENT" is defined in Section 8.3(b).

          "CCI" is defined in the preamble preceding the Recitals to this Agreement.

          "CCI BALANCE SHEET" is defined in Section 5.5.

          "CCI BALANCE SHEET DATE" is defined in Section 5.5.

          "CCI COUNSEL OPINION" is defined in Section 7.2(e).

          "CCI MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of February 27, 1996, between CCI and U S WEST, Inc., a Delaware corporation, as heretofore or hereafter amended.

          "CCI PROXY STATEMENT" means the Proxy Statement and the exhibits thereto to be filed with the SEC and delivered to the stockholders of CCI in connection with the CCI Merger Agreement, including any amendments and supplements thereto.

          "CCI SEC FILINGS" means (i) the Registration Statement on Form S-4 and the exhibits thereto, as filed by CCI with the SEC on January 27, 1995, including Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto, each as filed with the SEC, and Prospectus Supplement No. 1, dated September 22, 1995, to the Joint Proxy-Prospectus included in said Registration Statement on Form S-4, (ii) all reports on Form 10-K, Form 10-Q or Form 8-K filed by CCI with the SEC on or after January 1, 1995 and (iii) the CCI Proxy Statement and all amendments thereto.

          "CCM" is defined in Recital B.

          "CLOSING" is defined in Section 8.1.

          "CLOSING DATE" means the date on which the Closing occurs.

          "CLOSING TIME" means 11:59 P.M., eastern local time, on the Closing Date.

          "COBRA" is defined in Section 4.17(q).

          "CODE" means the Internal Revenue Code of 1986, as amended, and, unless the context otherwise requires, the rules and regulations promulgated thereunder.

          "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended to date, and the rules and regulations thereunder.

          "COMMUNICATIONS ACTS" means the Communications Act, the Cable Communications Policy Act of 1984 and the Cable Act, all as amended to date, and the rules and regulations thereunder.

          "CONSENT" means any vote, consent, permit, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person.

          "CONTRACT" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, and any oral obligation, right or agreement.

          "DEAL PRICE" is defined in Section 8.3(b).

          "ELIGIBLE ACCOUNTS RECEIVABLE" is defined in Section 8.3(b).

          "EMPLOYEE BENEFIT PLAN" is defined in Section 4.17(q).

          "ENFORCEABILITY EXCEPTIONS" is defined in Section 3.1(b).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder and published interpretations with respect thereto.

          "ERISA AFFILIATE" means, as to any Person, any trade or business, whether or not incorporated, which together with such Person would be deemed, at any time through the Closing Date, a single employer within the meaning of (S) 4001 of ERISA or (S) 414(b), (c), (m) or (o) of the Code; provided that "ERISA AFFILIATE" shall, as to any MNH Entity, not include at any time (whether before or after September 1, 1992) any trade or business that would not be deemed at any time on or after September 1, 1992 to be such a single employer with any MNH Entity.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "EXCLUDED ASSETS" means the assets of the MNH Entities located in Des Moines, Iowa that are described in EXHIBIT A hereto.

          "EXPENSES" means any and all expenses reasonably incurred in connection with investigating, preparing, defending, bringing or prosecuting any claim, action, suit or proceeding (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees of legal counsel, investigators, expert witnesses, accountants and other professionals).

          "FCC" means the Federal Communications Commission.

          "FCC LICENSES" means all Licenses issued by the FCC.

          "FRANCHISE" means any governmental franchise or similar authorization (other than FCC Licenses) pursuant to which a Person is authorized to provide cable television service.

          "GAAP" means generally accepted accounting principles as in effect in the United States of America on the date hereof.

          "GOVERNMENTAL AUTHORITY" means (i) the United States of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities, provinces, parishes and the like), (iii) any foreign (as to the United States of

America) sovereign entity and any political subdivision thereof and (iv) any court, tribunal, department, commission, board, bureau, agency, authority or instrumentality of any of the foregoing.

          "GROUP HEALTH PLAN" is defined in Section 4.17(q).

          "HAZARDOUS SUBSTANCES" means (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C.A. (S)(S) 6901 et seq.), as amended, and the rules and regulations promulgated thereunder;
     -- ---
(ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA)(42 U.S.C.A. (S)(S) 9601 et seq.), as amended, and the rules and regulations promulgated thereunder;
     -- ---
(iii) any substance regulated by the Toxic Substances Control Act (TSCA) (42 U.S.C. (S) 2601 et seq.), as amended, and the rules and regulations promulgated
                -- ---
thereunder; (iv) asbestos; (v) polychlorinated biphenyls; (vi) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage or disposal of which on the Owned or Leased Property is prohibited by any Legal Requirement; and (viii) any other substance which by any Legal Requirement requires special handling, reporting to or notification of any Governmental Authority in its collection, storage, use, treatment or disposal.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "INDEMNITEE" is defined in Section 10.3.

          "INDEMNITOR" is defined in Section 10.3.

          "INGERSOLL" is defined in Section 3.2(b).

          "INGERSOLL EQUITY HOLDERS" means the registered holders at the date hereof of the issued and outstanding shares of capital stock of Ingersoll, which registered holders are listed in SCHEDULE 3.2(B)(V).

          "IRS" means the Internal Revenue Service.

          "JUDGMENT" means any judgment, writ, order, decision, injunction, award or decree of or by any Governmental Authority or private arbitration tribunal.

          "LEASE" means any written or oral lease, sublease, license, easement, grant, pole attachment or conduit or reach agreement or other attachment right or similar instrument under which a Person has the right to use real or personal property or a right of way.

          "LEASED PROPERTY" is defined in Section 4.14.

          "LEGAL REQUIREMENT" means applicable common law and any statute, ordinance, code, law, rule, regulation, order or other written standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, and includes any Judgment.

          "LICENSE" means any approval, consent, right, certificate, order, franchise, determination, permission, license, authority or grant granted, issued, declared, designated or adopted by any Governmental Authority, including any Franchise.

          "LIEN" means any security agreement, conditional sale, financing lease or other title retention agreement, any consignment or bailment given for purposes of security, any lien, mortgage, pledge, option, encumbrance, security interest, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, restrictive covenants and licenses of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, any Contract or otherwise.

          "LITIGATION" means, with respect to any Person, any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any written notice of any of the foregoing.

          "LOSSES" means any claims, losses, liabilities, obligations, costs, damages, Liens, penalties, fines, settlement payments, awards, judgments, deficiencies and other charges, including interest which may be imposed in connection therewith.

          "MATERIAL ADVERSE EFFECT" means, with respect to any Person or Persons, a material adverse effect on the business, condition (financial or other), operations or assets of such Person or such Persons taken as a whole (as the case may be).

          "MEREDITH" is defined in Section 3.2(a).

          "MEREDITH EQUITY HOLDER" means the registered holder at the date hereof of the issued and outstanding shares of capital stock of Meredith, which registered holder is listed in Schedule 3.2(a)(iv).

          "MINIMUM DAMAGE REQUIREMENT" is defined in Section 10.6(d).

          "MNH" is defined in Recital A.

          "MNH BALANCE SHEET" is defined in Section 4.6.

          "MNH BALANCE SHEET DATE" is defined in Section 4.6.

          "MNH EMPLOYEES" is defined in Section 4.15.

          "MNH ENTITY" means any of MNH and the MNH Subsidiaries.

          "MNH FCC COUNSEL OPINION" is defined in Section 7.1(e).

          "MNH FINANCIAL STATEMENTS" is defined in Section 4.5.

          "MNH LOAN AGREEMENT" is defined in Section 2.1(d).

          "MNH PARTNERSHIP AGREEMENT" is defined in Recital B.

          "MNH SUBSIDIARY" means any Subsidiary of MNH.

          "MNHP" is defined in the preamble preceding the Recitals to this Agreement.

          "MNHP GENERAL PARTNERSHIP INTEREST" is defined in Recital B.

          "MNHP PARTNERSHIP AGREEMENT" is defined in Section 3.2(a).

          "MULTIEMPLOYER PLAN" is defined in Section 4.17(q).

          "NEW HERITAGE" is defined in Section 3.2(b).

          "NEW HERITAGE EQUITY HOLDERS" means the registered holders at the date hereof of the issued and outstanding shares of capital stock of New Heritage, which registered holders are listed in SCHEDULE 3.2(B)(V).

          "NHA" is defined in the preamble preceding the Recitals to this Agreement.

          "NHA EQUITY HOLDERS" means the partners of NHA at the date hereof, which partners are Ingersoll and New Heritage.

          "NHA LIMITED PARTNERSHIP INTEREST" is defined in Recital C.

          "NHA PARTNERSHIP AGREEMENT" is defined in Section 3.2(b).

          "NLRB" means the National Labor Relations Board.

          "OUTSIDE CLOSING DATE" is defined in Section 9.1.

          "OWNED PROPERTY" is defined in Section 4.14.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PENSION PLAN" is defined in Section 4.17(q).

          "PERMITTED LIENS" means any (i) Liens securing current Taxes, assessments and governmental charges not yet due and payable or being contested in good faith, (ii) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's or other like Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, and (iii) Liens or minor imperfection of title that do not, individually or in the aggregate, in any material respect interfere with or detract from the ownership, use, operation, value or marketability of the affected property; provided that "Permitted Liens" shall not include any Lien which could prevent or inhibit in any material respect the conduct of the business of any System as it is currently being conducted.

          "PERSON" means any human being, Governmental Authority, corporation, limited liability company, partnership, joint venture, trust, association or unincorporated entity of any kind.

          "PRIME RATE" means the "Prime Rate" or base rate on corporate loans at large U.S. money center commercial banks as published in The Wall Street Journal
                                                         -----------------------
or, if publication of such rate shall be suspended or terminated, "PRIME RATE" shall mean the annual rate of interest, determined daily and expressed as a percentage, from time to time announced by CitiBank, N.A. as its prime or base rate on corporate loans. Each change in the Prime Rate shall take effect simultaneously with the date of publication or announcement, as applicable, of each corresponding change in the Prime Rate.

          "PROCEEDS" is defined in Section 7.1(k)(iii).

          "PROHIBITED TRANSACTION" is defined in Section 4.17(q).

          "PURCHASE PRICE" is defined in Section 8.3(b).

          "REPORTABLE EVENT" is defined in Section 4.17(q).

          "REQUIRED PERCENTAGE" is defined in Section 7.1(k).

          "SEC" means the Securities and Exchange Commission.

          "SECTION 3.1(C) EXCEPTIONS" is defined in Section 3.1(c).

          "SECTION 4.3(A) EXCEPTIONS" is defined in Section 4.3(a).

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "SELLER BENEFIT ARRANGEMENT" is defined in Section 4.17(q).

          "SELLERS" is defined in the preamble preceding the Recitals to this Agreement.

          "SELLERS COUNSEL OPINIONS" is defined in Section 7.1(f).

          "SELLERS INDEMNIFICATION PERCENTAGE" means the quotient (expressed as a percentage) of the Purchase Price (other than the $5,000,000 payable by Buyer pursuant to Section 8.3(b)(i)(C)), as estimated at Closing pursuant to Section 8.3(b)(iii)(A), divided by the Deal Price.

          "SELLERS PURCHASE PRICE CALCULATION" is defined in Section 8.3(b).

          "SELLERS REQUIRED CONSENTS" means any and all Consents identified on
SCHEDULE 4.3.

          "SUBJECT INTERESTS" is defined in Recital C.

          "SUBSIDIARY" means, with respect to any Person, any other Person, whether or not incorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is directly or indirectly owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

          "SYSTEM" means any of the cable television systems in and around Minneapolis and St. Paul, Minnesota owned and operated by an MNH Entity, including any extension or additions thereto made after the date hereof.

          "SYSTEMS CONTRACTS" means any and all (i) pole line and joint line agreements, underground conduit agreements, crossing agreements, bulk or commercial service or multiple dwelling unit agreements, and retransmission consent agreements, (ii) other Contracts which contemplate payments by or to any MNH Entity exceeding $50,000 in any 12-month period or $100,000 in the aggregate, and (iii) other Contracts that are material to the operation of the Systems taken as a whole (other than the Systems Franchises).

          "SYSTEMS FRANCHISES" means any and all Franchises used or useful by the MNH Entities in the operation of the Systems.

          "SYSTEMS LEASES" means (i) any and all Leases of real property to which any MNH Entity is a party or by which any of the Assets are bound, and
(ii) any and all written Leases of personal property to which any MNH Entity is a party or by which any of the Assets are bound, under which the annual rental exceeds $50,000 in any 12-month period or $100,000 in the aggregate.

          "SYSTEMS LICENSES" means (i) any and all Licenses, including all of the intangible cable television channel distribution rights, cable television relay service (CARS), business radio and other licenses, and other licenses, authorizations, consents or permits issued by the FCC that are used or useful by the MNH Entities in the operation of the Systems and (ii) all other material Licenses that are used by the MNH Entities in the operation of the System.

          "TANGIBLE PERSONAL PROPERTY" means all tangible personal property of the MNH Entities, including all tangible personal property used or useful by the MNH Entities in the operation of the Systems (including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, furniture, fixtures, supplies, inventory and other physical assets).

          "TAXES" means all levies and assessments of any kind or nature imposed by any Governmental Authority, including all income, sales, use, ad valorem value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

          "TRANSACTION DOCUMENTS" means the agreements, instruments and documents executed and delivered in connection with this Agreement or the transactions contemplated hereby, including the agreements, instruments and documents described in Sections 8.2 and 8.3 which are being executed and delivered by or on behalf of a Seller or Buyer, as the case may be, or, an Affiliate or direct or indirect equity holder of either of them in connection with this Agreement or the transactions contemplated hereby.

          "TRANSFERABLE FRANCHISE AREAS" is defined in Section 7.1(k).

          "U S WEST, INC. REGISTRATION STATEMENT" means the Registration Statement on Form S-4 and the exhibits thereto to be filed with the SEC by U S WEST, Inc. in connection with the CCI Merger Agreement, including any amendments thereto filed with the SEC, and the Prospectus included in said Registration Statement on Form S-4 and any supplements to such Prospectus.

          "ULTIMATE EQUITY HOLDER GUARANTIES" is defined in Section 7.1(m).

          "ULTIMATE EQUITY HOLDERS" means the Meredith Equity Holders, the Ingersoll Equity Holders and the New Heritage Equity Holders.

          "WELFARE PLANS" is defined in Section 4.17(q).

          "WITHDRAWAL LIABILITY" is defined in Section 4.17(q).

          "WORKING CAPITAL ADJUSTMENT" is defined in Section 8.3(b).

          Section 1.2  Rules of Construction.
          -----------  ---------------------

          (a) Unless otherwise expressly provided in this Agreement, accounting terms used in this Agreement will have the meaning ascribed to them under GAAP.

          (b) Words used in this Agreement, regardless of the gender and number used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

          (c) As used in this Agreement, the word "INCLUDING" is not limiting, and the word "OR" is not exclusive.

          (d) The words "THIS AGREEMENT", "HERETO", "HEREIN", "HEREUNDER", "HEREOF", and words or phrases of similar import refer to this Agreement as a whole, together with any and all Appendices, Schedules and Exhibits hereto, and not to any particular article, section, subsection, paragraph, clause or other portion of this Agreement.

          (e) Unless the context requires otherwise, a reference herein to a particular article, section, subsection, paragraph or clause shall refer to such article, section, subsection, paragraph or clause of this Agreement.

          (f) This Agreement has been negotiated by Sellers and Buyer and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

          (g) The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Reference to Schedules and Exhibits shall, unless otherwise indicated, refer to the Schedules and Exhibits attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.

          (h) The words "TO THE KNOWLEDGE OF SELLERS" and words or phrases of similar import shall, except as may be otherwise expressly stated herein, refer to the knowledge after due inquiry (or what would reasonably be the knowledge if due inquiry were made) of James Cownie, David Lundquist, Loran Schiltz, Charles Berger or Kevin Griffin.

                                  ARTICLE 2

                               PURCHASE AND SALE
                               -----------------

          Section 2.1  Purchase and Sale of Subject Interests. Subject to the
          -----------  --------------------------------------
terms and conditions set forth in this Agreement, at the Closing:

          (a) MNHP shall convey, assign and transfer to Buyer the MNHP General Partnership Interest, free and clear of all Liens;

          (b) NHA shall convey, assign and transfer to Buyer the NHA Limited Partnership Interest, free and clear of all Liens;

          (c) Buyer shall pay to the Sellers the Purchase Price in accordance with Section 8.3, subject to adjustment as provided in Section 8.3(b)(iii); and

          (d) Buyer shall either (i) pay in full the principal indebtedness of MNH, all interest accrued thereon and any other amounts otherwise due arising under that certain Loan Agreement, dated as of March 31, 1992, among MNH, Toronto-Dominion Bank and the other banks named therein (the "BANKS"), The Bank of New York, The First National Bank of Chicago and NationsBank of Texas, N.A., as co-agents (the "BANK CO-AGENTS"), and Toronto-Dominion Bank Trust Company as agent (the "BANK AGENT") for the Banks and the Co-Agents, including any security or other agreements entered into pursuant thereto, in each case, as amended (collectively, the "MNH LOAN AGREEMENT") or (ii) deliver to the Sellers releases duly executed by the Banks, the Co-Agents and the Agent in favor of the Sellers releasing the Sellers from any liability under the MNH Loan Agreement and the other agreements and instruments delivered in connection with the MNH Loan Agreement.

                                 ARTICLE 3

                REPRESENTATIONS AND WARRANTIES REGARDING SELLERS
                ------------------------------------------------

          Section 3.1  Seller Matters.  Each Seller severally and not jointly
          -----------  --------------
represents and warrants as to itself and not as to any other Seller to Buyer as follows:

          (a) Organization and Qualification of each Seller. Such Seller is a
              ---------------------------------------------
general partnership duly formed and validly existing under the laws of the State of Iowa. Such Seller has all requisite partnership power and authority to own and lease its assets and properties and to conduct its activities as such activities are currently conducted.

          (b) Authority.  Such Seller has all requisite partnership power and
              ---------
authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and each Transaction Document to which such Seller is or will be a party, and the consummation by such Seller of the transactions contemplated hereby or thereby, have been duly and validly authorized by all necessary partnership action on the part of such Seller and its partners. This Agreement and each Transaction Document to which such Seller is or will be a party have been or will be (as the case may be) duly executed and delivered by such Seller and are or will be (as the case may be) the valid and binding obligations of such Seller, enforceable against such Seller and its general partners in accordance with their respective terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity. The foregoing exceptions are hereinafter referred to as the "ENFORCEABILITY EXCEPTIONS".

                                 (c) No Conflict; Required Consents.
                                     ------------------------------

          (i) Except for (A) obtaining the Sellers Required Consents identified on SCHEDULE 4.3 and for (B) such other exceptions (the "SECTION 3.1(C) EXCEPTIONS") from which the aggregate amount of resulting Losses and Expenses suffered or incurred by Buyer or the MNH Entities, together with the aggregate amount of Losses and Expenses resulting from any Section 4.3(a) Exceptions, would not exceed $250,000, neither the execution, delivery or performance by such Seller of this Agreement or any Transaction Document to which such Seller is or will be a party, nor the consummation of the transactions contemplated hereby or thereby, does or will:

          (A) conflict with or violate any provision of the MNHP Partnership Agreement (in the case of MNHP) or the NHA Partnership Agreement (in the case of NHA);

          (B) violate any provision of any Legal Requirement applicable to such Seller;

          (C) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate or permit the acceleration of the performance required by, any Contract or License to which such Seller is a party or by which such Seller or any of the assets or properties owned or leased by such Seller are bound;

          (D) result in the creation or imposition of any Lien against or upon any of the Subject Interests; or

          (E)  require any Consent.

          (ii) Sellers have delivered to Buyer a true and complete copy of the MNH Partnership Agreement, as in effect at the date hereof.

          (d) Compliance with Legal Requirements.  Such Seller holds all
              ----------------------------------
Contracts and Licenses necessary for the lawful conduct of its business, except where the failure to hold such Contracts and Licenses would not in the aggregate have a Material Adverse Effect on such Seller. Such Seller has not violated and is not in violation of any Contract or Legal Requirement, except where such violations do not and will not have a material adverse effect on the authorization, execution or delivery, or the consummation of the transactions contemplated by, this Agreement or any Transaction Document.

          (e) Litigation and Judgments.  There is no Litigation pending or, to
              ------------------------
the knowledge of such Seller, threatened by or before any Governmental Authority or private arbitration tribunal against such Seller or any of its partners or its partners' respective shareholders that, individually or in the aggregate, could prevent, hinder or materially delay or affect in any material respect the consummation of the transactions contemplated by this Agreement or any Transaction Document.

          Section 3.2  Ultimate Equity Holder Matters.
          -----------  ------------------------------

          (a) MNHP.  MNHP represents and warrants to Buyer as follows:
              ----

          (i) Sellers have delivered to Buyer a true and complete copy of the Meredith/New Heritage Partnership Agreement, dated as of September 1, 1991, as in effect at the date hereof (the "MNHP PARTNERSHIP AGREEMENT"). The Management Committee (as defined in the MNHP Partnership Agreement) has approved and consented to this Agreement and the transactions contemplated hereby.

          (ii) Meredith Cable, Inc., an Iowa corporation ("MEREDITH"), and NHA are the only partners of MNHP. Sellers have delivered to Buyer true and complete copies of the charter and bylaws of Meredith, each as in effect at the date hereof.

          (iii) Meredith is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. Meredith has all requisite corporate power and authority to own and lease its assets and properties and to conduct its activities as such activities are currently conducted, except where the failure to have such power or authority would not have a Material Adverse Effect on the ability of Meredith to execute, deliver or perform its obligations under this Agreement and any Transaction Document to which it is or will be a party. Meredith has all requisite corporate power and authority to execute, deliver and perform, for itself and in its capacity as a general partner of MNHP each of the Transaction Documents to which it is or will be a party and to consummate the transactions contemplated thereby. The execution, delivery and performance of each Transaction Document to which Meredith is or will be a party, and the consummation by Meredith of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of Meredith and its shareholders. Each Transaction Document to which Meredith is or will be a party has been or will be (as the case may be) duly executed and delivered by Meredith and is or will be (as the case may be) the valid and binding obligation of Meredith enforceable against Meredith in accordance with its terms, subject to the Enforceability Exceptions. The Board of Directors and the sole shareholder of Meredith have, by resolutions duly adopted in accordance with all Legal Requirements and the charter and bylaws of Meredith, approved and adopted this Agreement and the transactions contemplated hereby on the terms and conditions set forth herein and authorized MNHP to execute and deliver this Agreement and the other Transaction Documents and perform its obligations hereunder and thereunder.

          (iv) SCHEDULE 3.2(A)(IV) sets forth the authorized and issued and outstanding shares of capital stock or other equity interests of Meredith and the registered and beneficial holders thereof. All such outstanding shares are duly authorized, validly issued and fully paid and nonassessable. There are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements or understandings requiring or providing for, and there are no outstanding debt or equity securities of Meredith which upon the conversion, exchange or exercise thereof would require or provide for, the issuance or transfer of any shares of capital stock or other equity interests of Meredith (or any other securities which, with notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for shares of capital stock or other equity interests of Meredith). There are no voting trusts or other agreements or understandings with respect to the voting of capital stock or other equity interests of Meredith.

          (b)  NHA.  NHA represents and warrants to Buyer as follows:
               ---
          (i) Sellers have delivered to Buyer a true and complete copy of the New Heritage Associates Partnership

Agreement, dated as of September 1, 1991, as in effect at the date hereof (the "NHA PARTNERSHIP AGREEMENT").

          (ii) SCHEDULE 3.2(B)(II) sets forth all of the authorized and issued and outstanding partnership interests or other equity interests of NHA and the legal and beneficial holders thereof. There are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements or understandings requiring or providing for, and there are no outstanding debt or equity securities of NHA which upon the conversion, exchange or exercise thereof would require or provide for, the issuance or transfer of any shares of partnership interests or other equity interests of NHA (or any other securities which, with notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for shares of partnership interests or other equity interests of NHA). There are no voting trusts or other agreements or understandings with respect to the voting of partnership interests or other equity interests of NHA.

          (iii) Ingersoll Group, Inc., an Iowa corporation ("INGERSOLL"), and New Heritage Associates, Inc., an Iowa corporation ("NEW HERITAGE"), are the only partners of NHA. Sellers have delivered to Buyer true and complete copies of the charter and bylaws of Ingersoll, each as in effect at the date hereof.

          (iv) Each of Ingersoll and New Heritage is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. Each of Ingersoll and New Heritage has all requisite corporate power and authority to own and lease its assets and properties and to conduct its activities as such activities are currently conducted, except where the failure to have such power or authority could not reasonably be expected to have a Material Adverse Effect on the ability of Ingersoll or New Heritage to execute, deliver or perform, for itself and in its capacity as a general partner of NHA, its obligations under this Agreement and any Transaction Document to which it is or will be a party. Each of Ingersoll and New Heritage has all requisite corporate power and authority to execute, deliver and perform, for itself and in its capacity as a general partner of NHA, each of the Transaction Documents to which it is or will be a party and to consummate the transactions contemplated thereby. The execution, delivery and performance, for itself and in its capacity as a general partner of NHA, of this Agreement and each Transaction Document to which Ingersoll or New Heritage is or will be a party, and the consummation by Ingersoll or New Heritage of the transactions contemplated hereby or thereby, have been duly and validly authorized by all necessary corporate action on the part of Ingersoll and New Heritage and their respective shareholders. Each Transaction Document to which Ingersoll or New Heritage is or will be a party has been or will be (as the case may be) duly executed and delivered by Ingersoll or New Heritage (as the case may be) and is or will be (as the case may be) its valid and binding obligation enforceable against it in accordance with such Transaction Document's terms, subject to the Enforceability Exceptions. The Board of Directors and the shareholders of each of Ingersoll and New Heritage have, by resolutions duly adopted in accordance with all Legal Requirements and the charter and bylaws of Ingersoll and New Heritage (as the case may be) approved and adopted this Agreement and the transactions contemplated hereby on the terms and conditions set forth herein and authorized each of MNHP and NHA to execute and deliver this Agreement and the other Transaction Documents and perform their respective obligations hereunder and thereunder.

          (v) SCHEDULE 3.2(B)(V) sets forth the authorized and issued and outstanding shares of capital stock or other equity interests of each of Ingersoll and New Heritage and the registered and beneficial holders thereof. All such outstanding shares are duly authorized, validly issued and fully paid and nonassessable. There are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements or understandings requiring or providing for, and there are no outstanding debt or equity securities of Ingersoll or New Heritage which upon the conversion, exchange or exercise thereof would require or provide for, the issuance or transfer of any shares of capital stock or other equity interests of Ingersoll or New Heritage (or any other securities which, with notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for shares of capital stock or other equity interests of Ingersoll or New Heritage). There are no voting trusts or other agreements or understandings with respect to the voting of capital stock or other equity interests of Ingersoll or New Heritage.

          Section 3.3  Title to the Subject Interests.
          -----------  ------------------------------

          (a) MNHP represents and warrants to Buyer that MNHP has good and marketable title to the MNHP General Partnership Interest, free and clear of all Liens. Subject to the Closing, upon the execution and delivery by MNHP of the Bill of Sale and Assignment to be executed and delivered by MNHP pursuant to
Section 8.2(a), MNHP will have assigned, transferred and conveyed to and vested in Buyer (or its permitted assignee) legal and valid title to the MNHP General Partnership Interest, free and clear of all Liens.

          (b) NHA represents and warrants to Buyer that NHA has good and marketable title to the NHA Limited Partnership Interest, free and clear of all Liens, except for any lien and security interest granted by NHA in connection with the MNH Loan Agreement. Subject to the Closing, upon the execution and delivery by NHA of the Bill of Sale and Assignment to be executed and delivered by NHA pursuant to Section 8.2(b), NHA will have assigned, transferred and conveyed to and vested in Buyer (or its permitted assignee) legal and valid title to the NHA Limited Partnership Interest, free and clear of all Liens.

          Section 3.4  Brokers and Finders.  Each of Sellers represents and
          -----------  -------------------
warrants, jointly and severally, to Buyer that neither of Sellers nor any MNH Entity nor any partner, director, officer, employee, agent or Affiliate of either Seller or any MNH Entity has employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder's fees or similar fees or liabilities in connection with the transactions contemplated herein, except that MNH has employed Daniels & Associates, for whose fees and expenses MNH shall be exclusively responsible.

                                 ARTICLE 4

           REPRESENTATIONS AND WARRANTIES REGARDING THE MNH ENTITIES
           ---------------------------------------------------------

          Each of Sellers represents and warrants, jointly and severally, to Buyer as follows:

          Section 4.1  Organization, Qualification and Business.
          -----------  ------------------------------- --------

          (a) MNH is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Iowa. MNH has all requisite partnership power and authority to own and lease its assets and properties and to conduct its activities as such activities are currently conducted. MNH is duly qualified to do business as a foreign partnership and is in good standing in Minnesota. True and complete copies of the MNH Partnership Agreement and the certificate of limited partnership of MNH, each as in effect at the date hereof, have been delivered by Sellers to Buyer.

          (b) Each MNH Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.
Each MNH Subsidiary has all requisite corporate power and authority to own and lease its assets and properties and to conduct its activities as such activities are currently conducted. Each MNH Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in Minnesota.

          (c) The MNH Entities engage in no material business other than the construction, ownership, operation and management of the Systems. All of the Systems are located entirely within Minnesota. No MNH Entity has a place of business, or owns or leases any material assets or properties, located in any jurisdiction other than in Minnesota and Iowa.

          Section 4.2  Authority.  Each MNH Entity has all requisite partnership
          -----------  ---------
(in the case of MNH) or corporate (in the case of each MNH Subsidiary) power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, any Transaction Document to which such MNH Entity is or will be a party. The execution, delivery and performance and the consummation by each MNH Entity of the transactions contemplated by each Transaction Document to which such MNH Entity is or will be a party have been duly and validly authorized by all necessary action on the part of such MNH Entity and its respective partners (in the case of MNH) and shareholders (in the case of each MNH Subsidiary). Each Transaction Document to which any MNH Entity is or will be a party has been or will be (as the case may be) duly executed and delivered by such MNH Entity and is or will be (as the case may be) the valid and binding obligation of such MNH Entity, enforceable against such MNH Entity in accordance with its terms, subject to the Enforceability Exceptions.

          Section 4.3  No Conflict; Required Consents.
          -----------  ------------------------------

          (a) Subject to obtaining the Sellers Required Consents identified on
SCHEDULE 4.3, and except for such other exceptions (the "SECTION 4.3(A) EXCEPTIONS") from which the aggregate amount of resulting Losses and Expenses suffered or incurred by Buyer or the MNH Entities, together with the aggregate amount of Losses and Expenses resulting from any Section 3.1(c) Exceptions, would not exceed $250,000, neither the execution, delivery or performance by any MNH Entity of any Transaction Document to which such MNH Entity is or will be a party, nor the consummation of the transactions contemplated thereby, does or will:

          (i) conflict with or violate any provision of the MNH Partnership Agreement or the certificate of limited partnership of MNH;

          (ii) conflict with or violate any provision of the charter or bylaws of any MNH Subsidiary;

          (iii) violate any provision of any Legal Requirement;

          (iv) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate or permit the acceleration of the performance required by, any Contract or License to which such MNH Entity is a party or by which such MNH Entity or any of the assets or properties owned or leased by such MNH Entity are bound;

          (v) result in the creation or imposition of any Lien against or upon any of the assets or properties owned or leased by such MNH Entity; or

          (vi) require any Consent.

          (b) Except as specified in SCHEDULE 4.3, no MNH Entity is a party to or bound by any Contract that restricts or purports to restrict in any material respect the ability of any MNH Entity or any Affiliate of any MNH Entity to engage in any location in the cable television business or in any other business.

          Section 4.4  Capitalization.
          -----------  --------------

          (a) SCHEDULE 4.4 sets forth the name, jurisdiction of organization and the authorized and issued and outstanding shares of capital stock, partnership interests or other equity interests of each MNH Entity and the registered and beneficial holders thereof. All such outstanding shares are duly authorized, validly issued and fully paid and nonassessable. Other than the transactions contemplated by this Agreement or as specified in SCHEDULE 4.4, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements or understandings issued by or binding upon any MNH Entity requiring or providing for, and there are no outstanding debt or equity securities of any MNH Entity which upon the conversion, exchange or exercise thereof would require or provide for the issuance or transfer of any shares of capital stock, partnership interests or other equity interests of any MNH Entity (or any other securities which, with notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for shares of capital stock, partnership interests or other equity interests of any MNH Entity). There are no voting trusts or other agreements or understandings to which any MNH Entity is a party with respect to the voting of capital stock, partnership interests or other equity interests of any MNH Entity.

          (b) All of the Subsidiaries of MNH are at the date hereof and will at the Closing Time be wholly owned, directly or indirectly, by MNH.

          Section 4.5  Financial Statements.  Schedule 4.5 contains (i) the
          -----------  --------------------
audited consolidated balance sheet of the MNH Entities as of June 30, 1995 and the related statements of operations and cash flows (including the notes thereto) for the year then ended and (ii) the unaudited consolidated balance sheet of the MNH Entities as of December 31, 1995 and the related statement of operations for the six months then ended. The financial statements referred to in clauses (i) and (ii) of the preceding sentence are herein referred to collectively as the "MNH FINANCIAL STATEMENTS." The MNH Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except to the extent otherwise indicated therein. The MNH Financial Statements present fairly the financial condition of the MNH Entities at the respective dates thereof, and the results of their operations and their cash flows for each of the respective periods covered thereby, all in accordance with GAAP, subject in the case of unaudited financial statements to normal year-end accruals and audit adjustments and to the lack of footnotes.

          Section 4.6  Absence of Undisclosed Liabilities.  Except as set forth
          -----------  ----------------------------------
in SCHEDULE 4.6, as of the date (the "MNH BALANCE SHEET DATE") of the most recent consolidated balance sheet (including the notes thereto) forming part of the MNH Financial Statements (the "MNH BALANCE SHEET"), no MNH Entity had any indebtedness, liabilities or obligations, contingent or otherwise, except as reflected or reserved against in the MNH Balance Sheet and except for such indebtedness, liabilities and obligations as do not and will not in the aggregate have a Material Adverse Effect on the MNH Entities. Since the MNH Balance Sheet Date, no MNH Entity has incurred any such indebtedness, liabilities or obligations other than in the ordinary course of business or as permitted or contemplated by this Agreement or any Transaction Document.

          Section 4.7  Absence of Certain Changes.  Except as set forth in
          -----------  --------------------------
SCHEDULE 4.7 or as permitted or contemplated by this Agreement or any Transaction Document, since the MNH Balance Sheet Date:

          (i) the MNH Entities have conducted their respective business solely in the ordinary course; and

          (ii) there has not occurred (A) any Material Adverse Effect on the MNH Entities or (B) other events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on the MNH Entities, except in each case for any Material Adverse Effect or other event or condition that is due to general economic or industry-wide conditions (including, without limitation, determinations by the FCC, state or local franchising authorities affecting or applicable to the offering or packaging of a la carte channels or cost-of-service showings and any rate adjustments pursuant to such determinations).

          Section 4.8  Assets: Title; Sufficiency; Condition.
          -----------  --------------------------- ---------
          (a) Except as set forth on SCHEDULE 4.8 and except for leased Assets, each MNH Entity has good title to its Assets (other than Owned Property and Leased Property, which are covered by Section 4.14), free and clear of all Liens other than

Permitted Liens. Each MNH Entity has valid leasehold interests in all of the Assets leased by it pursuant to the System Leases.

          (b) Except as does not and will not result in any Material Adverse Effect on the MNH Entities, each MNH Entity owns or has the lawful right to use all assets, properties, Contracts and Licenses necessary to operate its business lawfully and to maintain the same as presently conducted. Without limiting the generality of the foregoing, except for the office equipment, furniture and supplies located at the date hereof in MNH's executive offices in Des Moines, Iowa and described in SCHEDULE 4.8, the Assets constitute all of the assets necessary to permit Buyer to operate the Systems substantially as they are being operated on the date of this Agreement and in compliance in all material respects with all applicable Legal Requirements and requirements of Systems Contracts, except for such non-compliances as do not and will not in the aggregate have Material Adverse Effect on the MNH Entities. The Tangible Personal Property is in all material respects in good condition and repair, ordinary wear and tear excepted.

          Section 4.9  Compliance with Legal Requirements.  Except as set
          -----------  ----------------------------------
forth in SCHEDULE 4.9:

          (a) To the knowledge of Sellers, the operation of the business of the MNH Entities (including the operation of the Systems) as it is currently operated does not violate or infringe in any material respect any Legal Requirement. Each MNH Entity holds all Contracts and Licenses (including the Systems Franchises) necessary for the lawful conduct of its business (including the operation of each System) directly or indirectly owned or operated by it, except where any failures to hold any such Contract or License do not and will not in the aggregate have a Material Adverse Effect on the MNH Entities.

          (b) Each MNH Entity and System has not violated and is not in violation of any Contract or Legal Requirement (including any Systems Franchise), except for any such violations as do not and will not in the aggregate have a Material Adverse Effect on the MNH Entities. Neither of Sellers nor any MNH Entity (i) has received on or after September 1, 1992 written notice of any violation by any MNH Entity or any System of any Legal Requirement, or (ii) knows (without having made any inquiry with respect thereto) of any basis for the allegation of any material violation of any Legal Requirement by any MNH Entity or any System.

          (c) The MNH Entities are each in compliance in all material respects with the Communications Acts, and have submitted to the FCC all fees and filings, including cable television registration statements, annual reports and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC, except for such failures to submit such filings which do not and (as far as can be reasonably foreseen) will not in the aggregate have a Material Adverse Effect on the MNH Entities. The operation of the Assets (including the Systems) has been and is in compliance in all material respects with the rules and regulations of the FCC (including rules and regulations of the FCC pertaining to customer service standards), and neither of Sellers nor any MNH Entity has received written notice from the FCC of any violation of its rules and regulations with respect to the Assets (including the Systems). Each relevant MNH Entity has been certified for the years ended December 31, 1993 and 1994 as in compliance with the FCC's equal employment opportunity rules. The Assets (including the Systems) are in compliance in all material respects with all signal leakage criteria prescribed by the FCC. For each relevant semi-annual reporting period, each MNH Entity has timely filed with the United States Copyright Office all required statements of account in proper form, and has paid when due all required copyright royalty fee payments, relating to the carriage of television broadcast signals and is otherwise in compliance in all material respects with all applicable rules and regulations of the United States Copyright Office. Sellers have delivered to Buyer true and complete copies of all reports and filings for the past year, made or filed pursuant to FCC and United States Copyright Office rules and regulations and will make available to Buyer all other past reports and filings made or filed pursuant to FCC and United States Copyright Office rules and regulations.

          (d) Each MNH Entity has used reasonable good faith efforts to establish rates charged and a la carte packages provided to subscribers of the Systems, effective as of September 2, 1993, that would be allowable under the Cable Act, whether or not such rates or packages were subject to regulation at that date by any Governmental Authority, including any local franchising authority or the FCC.

          (e) No MNH Entity possesses any patent, patent right, trademark or copyright and neither is a party to any license or royalty agreement with respect to any patent, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. To the knowledge of Sellers (without having made any inquiry with respect thereto), the Assets are free of the rightful claim of any third party by way of copyright infringement (excluding claims involving music performance rights).

          Section 4.10  Systems Franchises, etc.
          ------------  ------------------------

          (a) SCHEDULE 4.10(A) sets forth a list of each of the Systems Franchises.

          (b) SCHEDULE 4.10(B) sets forth a list (including the name of the licensor) of each of the Systems Licenses.

          (c) SCHEDULE 4.10(C) sets forth a list (including the name of the contracting parties and the general subject matter) of each of the Systems Contracts other than Systems Leases and Systems Licenses and Systems Franchises.

          (d) SCHEDULE 4.10(D) sets forth a list (including the name of the lessor and a general description of the property leased) of each of the Systems Leases. None of the MNH Entities is party to or bound by any material oral Lease.

          (e) Sellers have made, and will make, available to CCI the fixed asset records of the MNH Entities as to tangible personal property (including, without limitation, all equipment, machinery and vehicles) owned by the MNH Entities. Such records have been prepared in the ordinary course of business and the MNH Entities have used reasonable efforts to keep such records accurate in all material respects, it being understood that no such representation is being made with respect to the records relating to personal property acquired by the MNH Entities prior to September 1, 1992.

          (f) Except as described on SCHEDULE 4.10(A), (B), (C), (D) or (K), no MNH Entity is bound or affected by any Franchise or any material License, Contract or Lease. Except as set forth on SCHEDULE 4.10(F), since September 15, 1995, no MNH Entity has amended, terminated, extended or renewed any Systems Franchise or entered into any Franchise.

          (g) Sellers have caused to be delivered or made available to Buyer true and complete copies of each of the Systems Franchises, Systems Licenses, Systems Contracts and Systems Leases described in SCHEDULE 4.10(A), (B), (C) or
(D) (together with any written notices alleging non-compliance with any of the requirements thereof) and of each document evidencing an MNH Entity's ownership
of any Owned Property.  Except as described in SCHEDULE 4.10(G):   (i) the MNH
Entities are in compliance in all material respects with each of the Systems Franchises and Systems Licenses; (ii) the MNH Entities have fulfilled in all material respects when due, or have taken all action necessary to enable it to fulfill in all material respects when due, all of their obligations under each of the Systems Contracts and Systems Leases; and (iii) to the knowledge of each Seller, there has not occurred any material default (without regard to lapse of time or the giving of notice, or both) by any Person under any of the Systems Franchises, Systems Contracts or Systems Leases.

          (h) Except as set forth on SCHEDULE 4.10(H), each Systems Franchise, Systems License, Systems Contract and Systems Lease of the MNH Entities is the validly existing, legally enforceable obligation of each MNH Entity party thereto and, to the knowledge of Sellers, of the other parties thereto.

          (i) Except as previously disclosed to Buyer in writing or in SCHEDULE 4.10(I), no Person (including any Governmental Authority) has any right to acquire any interest in any cable television system or assets of any MNH Entity (including any right of first refusal or similar right) upon an assignment or transfer of control of a Systems Franchise, other than rights of condemnation or eminent domain afforded by Legal Requirement.

          (j) To the knowledge of Sellers, as of the date hereof no Person (other than an MNH Entity) (i) has been granted or has sought the Consent of any Governmental Authority for the installation, construction, development, ownership, or operation of a cable television system (as defined in the Communications Acts) within all or part of the geographic area served by any of the Systems or (ii) operates, or has commenced the construction, installation or development of, any cable television system within all or part of the geographic area served by any cable television system of the MNH Entities, regardless of whether the Consent of any Governmental Authority is required or has been obtained.

          (k) Except as set forth in SCHEDULE 4.10(K), no MNH Entity has made any material commitments in writing to any Governmental Authority with respect to the operation and construction of the Systems which are not fully reflected in the Systems Franchises, Systems Licenses, Systems Contracts or Systems Leases, and no MNH Entity has entered into any written agreements with community groups or similar third parties restricting or limiting the types of programming that may be shown on any of the Systems.

          (l) No Governmental Authority has advised any MNH Entity in writing, or otherwise formally notified in accordance with the terms of any applicable Systems Franchise, of its intention to deny renewal of an existing Systems Franchise. The MNH Entities have duly and timely filed notices of renewal in accordance with the Communications Act with all Governmental Authorities with respect to each Systems Franchise expiring within 36 months after the date of this Agreement. Such notices of renewal have been filed pursuant to the formal renewal procedures established by Section 626(a) of the Communications Act. As of the Closing Date, an MNH Entity will have maintained a controlling ownership in each System in its entirety for at least 36 consecutive months following the initial construction or acquisition of such System by such MNH Entity.

          (m) Except as set forth in SCHEDULE 4.10(M), the MNH Entities are operating the Systems in compliance in all material respects with the provisions of the Communications Acts and the rules and regulations of the FCC relating to carriage of signals, syndicated exclusivity, network non-duplication, and retransmission consent except where the failure to comply, individually or in the aggregate, would not result in a Material Adverse Effect on the MNH Entities. Except as previously disclosed to Buyer in writing, no written notices or demands have been received since January 1, 1993 from any television station or from any other Person claiming to have a right, or objecting to or challenging the right under Sections 614 or 615 of the Cable Act of the Systems, to carry any signal or deliver the same, or challenging the channel position on which any television station is carried.

          (n) SCHEDULE 4.10(N) indicates which television signals carried by the Systems are carried without retransmission consent agreements (other than stations which have elected must-carry status or for which retransmission consents are not required). Sellers have delivered or made available to Buyer full and complete copies of all retransmission consent agreements of the MNH Entities. For each commercial television signal on each System that has elected must-carry status, but that is not being carried because of signal quality problems or potential copyright liability, SCHEDULE 4.10(N) lists the signal and the reason for non-carriage.

          (o) Sellers have made available to Buyer true and complete copies of
(i) all FCC Forms 393, 1200, 1205, 1210 and 1215 that have been prepared with respect to the Systems, and (ii) all complaints filed with the FCC with respect to any rates charged to subscribers of the Systems which have been received by Sellers. No MNH Entity has sought or claims exemption from the rate regulation provisions of the Communications Acts with respect to any of the Systems.
SCHEDULE 4.10(O) sets forth (A) a list of all rate complaints (if any) filed pursuant to the Communications Acts and received by any MNH Entity which have not been deemed invalid by the FCC, and further sets forth those Systems Franchises that have been certified or, to Sellers' knowledge, filed for certification under the Communications Acts with respect to rate regulation, and
(B) a list of all docketed letters of inquiry from the FCC received by any MNH Entity since September 1, 1993 with regard to rate restructuring.

          Section 4.11  Litigation and Judgments.  Except as set forth in
          ------------  ------------------------
SCHEDULE 4.11, there is no Litigation pending or, to Sellers' knowledge, threatened against any MNH Entity (other than proceedings or investigations affecting the cable television industry generally) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the MNH Entities or the Systems taken as a whole or prevent, hinder or materially delay the consummation of the transactions contemplated by this Agreement, or seeks or could result in the modification, revocation, termination, suspension or other limitation of any of the Systems Franchises, Systems Licenses, Systems Contracts or Systems Leases. There is not any Judgment outstanding against any MNH Entities or any of their properties, unsatisfied or unperformed which could reasonably be expected to have a Material Adverse Effect on the MNH Entities or the Systems taken as a whole.

          Section 4.12  Tax Returns.
          ------------  -----------

          (a) Each MNH Entity has timely filed all tax returns and other tax reports required to be filed by it on or after September 1, 1992; and, to the knowledge of Sellers (without having made any inquiry with respect thereto), each MNH Entity has timely filed all tax returns and other tax reports required to be filed by it prior to September 1, 1992. Subject to Section 4.12(c), all such tax returns and other tax reports are true, correct and complete in all material respects; each MNH Entity has timely paid all Taxes payable by such MNH Entity which have become due and payable, whether or not shown on any such tax return or other tax report, other than Taxes that are currently being contested in good faith (all of which Taxes are fully reserved for on the MNH Balance Sheet); and all Taxes payable by any MNH Entity that were not yet due and payable at the MNH Balance Sheet Date have been fully paid or adequate provision therefor has been made and reflected on the MNH Balance Sheet.

          (b) Except as set forth on SCHEDULE 4.12, there is no claim, deficiency, assessment or investigation involving an amount greater than $10,000 pending or threatened against any MNH Entity for past Taxes, and adequate provision for the claims or investigations set forth on SCHEDULE 4.12 has been made as reflected on the MNH Balance Sheet or will have been made at Closing (either as (i) an inclusion in the consolidated liabilities of the MNH Entities to be deducted pursuant to Section 8.3(b)(i)(A)(I)(x) in determining the Purchase Price or (ii) as an inclusion in the Consolidated Current Liabilities to be deducted pursuant to Section 8.3(b)(iv)(E) in determining the Working Capital Adjustment). Except as set forth on SCHEDULE 4.12, no MNH Entity has waived or extended any applicable statute of limitations relating to the assessment of any Taxes on or after September 1, 1992; and, to the knowledge of Sellers (without having made any inquiry with respect thereto), no MNH Entity has waived or extended any applicable statute of limitations relating to the assessment of any Taxes prior to September 1, 1992.

          (c) No representation is being made pursuant to this Section 4.12 to the extent that any representation or warranty contained herein relates to net operating losses or investment tax credits reflected on tax returns filed prior to September 1, 1992.

          Section 4.13  System Information.
          ------------  ------------------

          (a) SCHEDULE 4.13(A) sets forth a materially true and complete description of the following information as of December 31, 1995:

          (i) the number of miles of plant included in each System;

          (ii) a description of basic and optional or tier services available from each of the Systems, and the rates charged by each MNH Entity for each System.

          (iii) the stations and signals carried by each of the Systems and the channel position of each such signal and station; and

          (iv) the cities, towns, villages, boroughs and counties served by each of the Systems.

          (b) The subscriber information set forth on the CableData Reports, dated as of October 31, 1995, November 30, 1995, December 31, 1995, January 31, 1996 and February 29, 1996, included in SCHEDULE 4.13(B) is true and accurate in all material respects as of the respective dates of such reports, and the subscriber information reported thereon has been compiled in a manner consistent with the past practices of Sellers. Except as set forth on SCHEDULE 4.13(B), there has been no material adverse change since October 31, 1995 in such subscriber information, taken as a whole, as reported in such CableData Report, dated as of October 31, 1995.

          Section 4.14  Real Property.  Except under the Systems Leases, no MNH
          ------------  -------------
Entity holds or uses under lease or leases to others any land or buildings relating to the Systems or otherwise. Except for the land and buildings described (including the record owner) on SCHEDULE 4.14 (the "OWNED PROPERTY"), no MNH Entity has other ownership interests in land or buildings relating to the Systems or otherwise. The MNH Entity that is the record owner of each parcel of Owned Property has good and marketable title in fee simple absolute to each such parcel and all buildings, structures and other improvements thereon, in each case free and clear of all Liens except for Permitted Encumbrances. Except as set forth in SCHEDULE 4.14, there are no leases, subleases, tenancies or rights of occupancy affecting any Owned Property. Complete and correct copies of any title opinions, surveys and appraisals in the Sellers' or MNH's possession, and of any policies of title insurance currently in force, with respect to any Owned Property have been delivered by the Sellers to CCI. Except for routine repairs, all of the Owned Property and the land and buildings demised under the Systems Leases (the "LEASED PROPERTY") are, taken as a whole, in good condition and repair and are suitable for the purposes used.

          Section 4.15  Employees.
          ------------  ---------

          (a) No MNH Entity is a party to any labor or collective bargaining agreement and there are no collective bargaining agreements applicable to any Persons employed by any MNH Entity ("MNH EMPLOYEES").

          (b) Except as set forth on SCHEDULE 4.15(B), (i) no MNH Employees are represented by any labor organization and (ii) as of the date hereof, no labor organization or group of employees of any MNH Entities has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of Sellers, threatened to be brought or filed with any Governmental Authority. To the knowledge of Sellers, there are no formal organizing activities involving a material number of MNH Employees pending with, or threatened by, any labor organization.

          (c) There are (i) no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of Sellers, threatened against or involving any of the MNH Entities and (ii) no unfair labor practice charges, grievances or complaints pending or, to the knowledge of Sellers, threatened by or on behalf of any MNH Employee or group of MNH Employees.

          (d) SCHEDULE 4.15(D) is a true and complete list as of January 31, 1996 of the names and positions of all full-time MNH Employees whose annual compensation (including bonuses) was in excess of $50,000 in 1995 or is expected to be in excess of $50,000 in 1996. Each MNH Entity has complied in all material respects with all applicable Legal Requirements relating to (i) wages, hours, collective bargaining, unemployment insurance, worker's compensation, and the payment and withholding of Taxes and, (ii) to the knowledge of Sellers (without having made any inquiry with respect thereto), equal employment opportunity, age and disability discrimination and immigration control.

          (e) Except as described on SCHEDULE 4.15(E), no MNH Entity has any employment agreement, either written or, to the knowledge of Sellers, oral, with any MNH Employee and none of the employment agreements listed on SCHEDULE 4.15(E) requires Buyer or any MNH Entity to employ any Person after the Closing.

           Section 4.16 Environmental. Except as disclosed on SCHEDULE 4.16:
           ------------ -------------

          (a) Neither of Sellers nor any MNH Entity has received notice that it is the subject of any "Superfund" evaluation or investigation, or that it is the subject of any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with any of the Owned Property or Leased Property.

          (b) Each MNH Entity is in compliance in all material respects with all Legal Requirements with respect to pollution or protection of the environment, including Legal Requirements relating to actual or threatened emissions, discharges or releases of Hazardous Substances into ambient air, surface water, ground water, land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, insofar as they relate to any of the Owned Property or Leased Property. Neither of Sellers nor any MNH Entity has received notice of, and Sellers have no knowledge of, any circumstances relating to, any past, present or future events, conditions, circumstances, activities, practices or incidents (including but not limited to the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances from or on any of the Owned Property or the Leased Property), which are reasonably likely to give rise to any material liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance from or attributable to any of the Owned Property or Leased Property.

          Section 4.17  Employee Benefits; ERISA Matters.
          ------------  --------------------------------

          (a) Plans and Seller Benefit Arrangements.  SCHEDULE 4.17(A) lists
              -------------------------------------
each Employee Benefit Plan and Benefit Arrangement covering Cable Employees. Sellers have made available to Buyer with respect to each Employee Benefit Plan and Benefit Arrangement covering Cable Employees true and complete copies of (i) all written documents comprising such plans and arrangements (including amendments and individual agreements relating thereto); (ii) the two most recent Federal Form 5500 series (including all schedules thereto) filed with respect to each Employee Benefit Plan; (iii) the most recent financial statements and actuarial reports, if any, pertaining to each such plan or arrangement; and (iv) the summary plan description currently in effect and all material modifications thereto, if any, for each Employee Benefit Plan.

          (b)  Multiemployer Plans.
               -------------------

          (i) No MNH Entity nor any ERISA Affiliate of any MNH Entity has incurred any unsatisfied Withdrawal Liability with respect to any Multiemployer Plan to which any MNH Entity or any ERISA Affiliate of any MNH Entity is required to make or accrue a contribution or has, either at any time on or after September 1, 1992 or, to the knowledge of Sellers (without having made any inquiry with respect thereto), at any time from January 1, 1990 through August 31, 1992, been required to make or accrue a contribution, nor, to the knowledge of either of Sellers or any MNH Entity, is any MNH Entity or any present ERISA Affiliate of any MNH Entity reasonably expected to incur any Withdrawal Liability with respect to any such Multiemployer Plan.

          (ii) No MNH Entity nor any ERISA Affiliate of any MNH Entity has been notified by the sponsor of any Multiemployer Plan to which any MNH Entity or any ERISA Affiliate of any MNH Entity is required to make or accrue a contribution or has, either at any time on or after September 1, 1992 or, to the knowledge of Sellers (without having made any inquiry with respect thereto), at any time from January 1, 1990 through August 31, 1992, been required to make or accrue a contribution, that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the knowledge of Sellers no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (c) Union Welfare Funds.  No MNH Entity nor any ERISA Affiliate of any
              -------------------
MNH Entity has, at any time on or after September 1, 1992 or, to the knowledge of Sellers (without having made any inquiry with respect thereto), at any time prior to September 1, 1992, incurred any liability based on withdrawal from any union-sponsored multiemployer welfare benefit fund maintained pursuant to any Welfare Plan to which any MNH Entity or any ERISA Affiliate of any MNH Entity contributes pursuant to the terms of a collective bargaining agreement.

          (d) Welfare Plans.  No MNH Entity nor any ERISA Affiliate of any MNH
              -------------
Entity maintains any plan which is funded through a "welfare benefit fund" as defined in (S) 419(e) of the Code.

          (e) Retiree Welfare Benefits Plans.  Except as set forth in SCHEDULE
              ------------------------------
4.17(E) and pursuant to the provisions of COBRA, no MNH Entity nor any ERISA Affiliate of any MNH Entity maintains any Employee Benefit Plan or Benefit Arrangement that provides benefits described in (S) 3(l) of ERISA to any former employees or retirees of any MNH Entity. Any disclosure in SCHEDULE 4.17(E) shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two years.

          (f) Pension Plans.  All Cable Employee Plans that are Pension Plans
              -------------
intended to be qualified under (S) 401 of the Code maintained by any MNH Entity or any ERISA Affiliate of any MNH Entity have received favorable determinations with respect to such qualified status from the IRS. To the knowledge of Sellers, nothing has occurred since such determinations to affect adversely such determinations, and true and correct copies of such determination letters have been made available to Buyer.

          (g) Prohibited Transactions and Fiduciary Responsibility.  To the
              ----------------------------------------------------
knowledge of Sellers, none of the Cable Employee Plans has participated in, engaged in or been a party to any Prohibited Transaction which could result in the imposition of a material liability upon any MNH Entity or any ERISA Affiliate of any MNH Entity. To the knowledge of Sellers, no officer, partner, director or employee of any MNH Entity or any ERISA Affiliate of any MNH Entity has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA or engaged in any Prohibited Transaction with respect to any Cable Employee Plan.

          (h) Reporting and Disclosure.  Except with respect to any violation
              ------------------------
relating to any Multiemployer Plan where such violation could not result in any liability to any MNH Entity or any ERISA Affiliate of any MNH Entity, there have, at any time on or after September 1, 1992 and, to the knowledge of Sellers (without having made any inquiry with respect thereto), at any time prior to September 1, 1992, been no material violations of any reporting or disclosure requirements under ERISA with respect to any Cable Employee Plan.

          (i) Annual Reports.  Sellers have made available to Buyer a copy of
              --------------
(i) the two most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Cable Employee Plan other than Multiemployer Plans and (ii) the two most recent actuarial valuation reports for each Cable Employee Plan that is a Pension Plan subject to Title IV of ERISA. To the knowledge of Sellers, all information provided by either Seller or any MNH Entity, as applicable, to any actuary in connection with the preparation of such actuarial valuation report was true, correct and complete in all respects.

          (j) Funding Obligations.  No Cable Employee Plan that is a Pension
              -------------------
Plan subject to Title IV of ERISA (other than any Multiemployer Plan) has (i) incurred an Accumulated Funding Deficiency, whether or not waived, (ii) an accrued benefit obligation that exceeds the assets of the plan by more than $25,000, determined as of the last applicable annual valuation date, using the actuarial methods, factors and assumptions used for the most recent actuarial report with respect to such plan, (iii) been a plan with respect to which a Reportable Event has occurred and is continuing, or
(iv) to the knowledge of Sellers, been a plan with respect to which any termination liability to the PBGC has been or is expected to be incurred or with respect to which there exist conditions or events which have occurred presenting a significant risk of termination by the PBGC.

          (k) Liens and Penalties.  No MNH Entity nor any ERISA Affiliate of any
              -------------------
MNH Entity has any unsatisfied material liability with respect to any Cable Employee Plan (i) for the termination of any Cable Employee Plan that is a single employer plan under ERISA (S) 4062 or a multiple employer plan under ERISA (S) 4063, (ii) for any lien imposed under (S) 302(f) of ERISA or (S) 412(n) of the Code, (iii) for any interest payments required under (S) 302(e) of ERISA or (S) 412(m) of the Code, (iv) for any excise tax imposed by (S)(S) 4971, 4972, 4974, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980 or 4980B of the
Code, or (v) for any failure to make any minimum funding contributions under (S) 302(c)(11) of ERISA or (S) 412(c)(11) of the Code.

          (l) Acts or Omissions.  There have, at any time on or after September
              -----------------
1, 1992 and, to the knowledge of Sellers (without having made any inquiry with respect thereto), at any time prior to September 1, 1992, been no acts or omissions with respect to any Cable Plan by any MNH Entity or any ERISA Affiliate of any MNH Entity which have given rise to or may give rise to any material fines, penalties or related charges under (S) 502 or (S) 4071 of ERISA or Chapter 43 of the Code for which the MNH Entity or any ERISA Affiliate of any MNH Entity may be liable.

          (m) COBRA.  The MNH Entities and their ERISA Affiliates have, at all
              -----
times on or after September 1, 1992 and, to the knowledge of Sellers (without having made any inquiry with respect thereto), at all times prior to September 1, 1992, complied in all material respects with the provisions of COBRA with respect to all Cable Employee Plans that are Group Health Plans.

          (n) Additional Benefits.  Except as set forth on SCHEDULE 4.17(N), no
              -------------------
Cable Employee shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Cable Plan or Seller Benefit Arrangement, including the right to receive any parachute payment, as defined in (S) 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

          (o) Claims.  Other than claims for benefits in the ordinary course,
              ------
there is no claim pending or, to the knowledge of either of Sellers or any MNH Entity, threatened involving any Cable Plan by any Person against such plan or any of the MNH

Entities or any of their ERISA Affiliates. There is no pending or, to the knowledge of either of Sellers, threatened proceeding involving any Cable Employee Plan before the IRS, the United States Department of Labor or any other governmental authority.

          (p) Compliance with Laws; Contributions.  To the knowledge of Sellers,
              -----------------------------------
each Cable Plan has, at all times on or after September 1, 1992 and, to the knowledge of Sellers (without having made any inquiry with respect thereto), at all times prior to September 1, 1992, been maintained in all material respects, by its terms and in operation, in accordance with all Legal Requirements (including (S) 1862(b)(1) of the Social Security Act). The MNH Entities and their ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Cable Plan and Legal Requirements or required to be paid as expenses under such Cable Plan, and the MNH Entities and their ERISA Affiliates shall continue to do so through the Closing, except as Sellers and Buyer may otherwise agree.

          (q)  Definitions.
               -----------

          (i) "ACCUMULATED FUNDING DEFICIENCY" means an accumulated funding deficiency, as defined in (S) 302 of ERISA and (S) 412 of the Code.

          (ii) "BENEFIT ARRANGEMENT" means any material benefit arrangement that is not an Employee Benefit Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits, (iii) any incentive bonus or deferred bonus arrangement,
(iv) any arrangement providing termination allowance, severance or similar benefits, (v) any equity compensation plan, (vi) any deferred compensation plan and (vii) any compensation policy and practice.

          (iii) "CABLE BENEFIT ARRANGEMENT" means any Benefit Arrangement that covers exclusively one or more of the employees, former employees, directors and former directors of the MNH Entities and the beneficiaries of any of them.

          (iv) "CABLE EMPLOYEE" means any employee or former employee of any MNH Entity.

          (v) "CABLE EMPLOYEE PLAN" means any Employee Benefit Plan that is sponsored or contributed to by either Seller or any MNH Entity or any ERISA Affiliate of any of them that covers any Cable Employees.

          (vi) "CABLE PLAN" means any Cable Employee Plan or Cable Benefit Arrangement.

          (vii) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

          (viii) "EMPLOYEE BENEFIT PLAN" has the meaning given such term in (S) 3(3) of ERISA.

          (ix) "GROUP HEALTH PLAN" means group health plan, as defined in (S) 5000(b)(1) of the Code.

          (x) "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
(S)(S) 3(37) and 4001(a)(3) of ERISA.

          (xi) "PENSION PLAN" means any employee pension benefit plan, as defined in (S) 3(2) of ERISA.

          (xii) "PROHIBITED TRANSACTION" means a transaction that is prohibited under (S) 4975 of the Code or (S) 406 of ERISA and not exempt under (S) 4975 of the Code or (S) 408 of ERISA respectively.

          (xiii) "REPORTABLE EVENT" means a reportable event, as defined in (S) 4043 of ERISA to the extent that the reporting of such event to the PBGC has not been waived.

          (xiv) "SELLER BENEFIT ARRANGEMENT" means any Benefit Arrangement covering any employees, former employees, directors or former directors of either Seller or the ERISA Affiliates of either of them, and the beneficiaries of any of them, other than any Cable Benefit Arrangement.

          (xv) "WELFARE PLANS" means any employee welfare benefit plan, as defined in (S) 3(1) of ERISA.

          (xvi) "WITHDRAWAL LIABILITY" has the meaning given such term in (S) 4201 of ERISA.

          Section 4.18  Full Disclosure.  To the knowledge of Sellers (without
          ------------  ---------------
having made any inquiry with respect thereto), all of the statements made by either Seller in this Article 4 (including the statements made by either Seller in any Schedule referred to in this Article 4) do not include or contain any untrue statement of a material fact, and do not omit to state any material fact required to be stated in this Article 4 (including the statements made by either Seller in any Schedule referred to in this Article 4) or necessary in order to make the statements in this Article 4 (including the statements made by either Seller in any Schedule referred to in this Article 4), in light of the circumstances under which they were made, not misleading.

                                 ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES REGARDING BUYER
                 ----------------------------------------------

          Buyer represents and warrants to Sellers as follows:

          Section 5.1  Organization and Authority.  CCI and each of its
          -----------  --------------------------
corporate Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. CCI and each of its Subsidiaries have all requisite power and authority (corporate or partnership, as the case may be) to own, lease and operate their properties and to carry on their business as now being conducted, except where the failure to have such power or authority would not have a Material Adverse Effect on CCI and its Subsidiaries. CCI has all requisite corporate power and authority to execute, deliver and perform this Agreement and each Transaction Document to which CCI is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Agreement and each Transaction Document to which CCI is or will be a party, and the consummation by CCI of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of CCI. The Agreement and each Transaction Document to which CCI is or will be a party constitutes or will constitute (as the case may be) a valid and binding obligation of CCI, enforceable against CCI in accordance with its terms, subject to the Enforceability Exceptions.

          Section 5.2  No Conflict; Required Consents.
          -----------  ------------------------------

          (a) Subject to obtaining the Buyer Required Consents identified on
SCHEDULE 5.2, neither the execution, delivery or performance by Buyer of this Agreement or any Transaction Document to which Buyer is or will be a party, nor the consummation of the transactions contemplated hereby or thereby, does or will:

          (i) conflict with or violate any provision of the charter or bylaws of Buyer;

          (ii) violate any provision of any Legal Requirement applicable to Buyer;

          (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate or permit the acceleration of the performance required by, any material Contract or License to which Buyer is a party or by which Buyer or any of the assets or properties owned or leased by Buyer are bound; or

          (iv) result in the creation or imposition of any Lien against or upon any of the assets or properties owned or leased by Buyer;

except as would not result in the aggregate in (A) a Material Adverse Effect on CCI and its Subsidiaries or (B) a material adverse effect on the ability of Buyer to execute, deliver or perform its obligations under this Agreement and any Transaction Document to which it is or will be a party.

          (b) Except for the Buyer Required Consents identified on SCHEDULE 5.2, no Consent is required for the execution, delivery or performance by Buyer of this Agreement or any Transaction Document to which Buyer is or will be a party, or the consummation of the transactions contemplated hereby or thereby, except for such Consents as, if not obtained or made, would not have a Material Adverse Effect on CCI and its Subsidiaries.

          Section 5.3  Approval of the Board.  The Board of Directors of CCI
          -----------  ---------------------
has, by resolutions duly adopted at a meeting duly called and held, unanimously approved and adopted this Agreement and the transactions contemplated hereby on the terms and conditions set forth herein.

          Section 5.4  [This Section has been intentionally left blank.]
          -----------
          Section 5.5  Financial Statements.  The consolidated balance sheets of
          -----------  --------------------
CCI and its Subsidiaries and the notes thereto as of December 31, 1994, 1993 and 1992 and consolidated statements of income, shareholder's equity and cash flows and the notes thereto for the three fiscal years ended December 31, 1994, 1993 and 1992 certified by Deloitte & Touche, whose reports thereon are included therewith, and the unaudited condensed consolidated balance sheet (the "CCI BALANCE SHEET") of CCI and its Subsidiaries as of September 30, 1995 (the "CCI BALANCE SHEET DATE") and unaudited consolidated statements of income and cash flow for the nine months then ended, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except to the extent otherwise indicated therein, and present fairly as of their respective dates, in all material respects, the consolidated financial position of CCI and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods covered thereby, in conformity with GAAP.

          Section 5.6  [This Section has been intentionally left blank.]

          Section 5.7  Absence of Certain Changes.  Except as disclosed on
          -----------  --------------------------
SCHEDULE 5.7 or in the CCI SEC Filings filed prior to the date hereof, since the CCI Balance Sheet Date there has not occurred (i) any Material Adverse Effect on CCI and its Subsidiaries or (ii) other events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on CCI and its Subsidiaries or on the ability of CCI or Buyer to perform (including a material delay in CCI's or Buyer's ability to obtain any Consents necessary for the transfer of the Systems Franchises) its material obligations under the Transaction Documents to which it is or will be a party, except for any Material Adverse Effect or other event or condition due to general economic or industry-wide conditions (including, without limitation, determinations by the FCC or local franchising authorities affecting or applicable to the offering or packaging of a la carte channels or cost-of-service showings and any rate adjustments pursuant to such determinations).

          Section 5.8  Compliance with Laws.  To Buyer's knowledge, none of CCI
          -----------  --------------------
or any of its Subsidiaries has violated, nor is CCI or are any of them in violation of, any such Franchises or Licenses or any Legal Requirement, except where such violations do not and, insofar as reasonably can be foreseen, will not prevent, hinder, or materially delay (including a material delay in the obtaining of any Consents necessary for the transfer of the Systems Franchises) for CCI to be able to consummate the transactions contemplated by this Agreement.

          Section 5.9  Litigation.  Except as may be otherwise disclosed in
          -----------  ----------
SCHEDULE 5.9 hereto or the CCI SEC Filings filed prior to the date hereof, there is no Litigation pending or, to the knowledge of CCI, threatened against or affecting CCI or any of its Subsidiaries (except for proceedings or investigations affecting the cable television industry generally) that, individually or in the aggregate, would reasonably be expected to prevent, hinder, or materially delay (including a material delay in the obtaining of any Consents necessary for the transfer of the Systems Franchises) the ability of CCI to consummate the transactions contemplated by this Agreement, nor is there any Judgment outstanding, unsatisfied or unperformed against CCI or any of its Subsidiaries which could have any such effect in the future.

          Section 5.10 [This Section has been intentionally left blank.]
          ------------

          Section 5.11 [This Section has been intentionally left blank.]
          ------------

          Section 5.12  Financing.  Buyer has sufficient cash on hand and
          ------------  ---------
availability under its existing loan facilities to pay the Purchase Price hereunder.

          Section 5.13  Investment Intent.  Buyer represents that it is
          ------------  -----------------
acquiring the Subject Interests for its own account or for one of its wholly owned Subsidiaries for investment with no present intention of distributing or reselling the same, subject nevertheless to its right to dispose of the Subject Interests, or any part thereof, in compliance with applicable law if at some future time in its sole discretion it deems it advisable to do so.

                                 ARTICLE 6

                               CERTAIN COVENANTS
                               -----------------

          Section 6.1  Conduct of Business of the Sellers; Ownership of MNH
          -----------  ----------------------------------------------------
Entities.  Except as contemplated by this Agreement or as Buyer may otherwise
--------
consent in writing, which consent shall not be unreasonably withheld or delayed, between the date hereof and the Closing Time neither of Sellers shall:

          (a) amend its partnership agreement or admit any new partners except as set forth in SCHEDULE 6.1(A); or

          (b) issue, sell, deliver or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to acquire or otherwise) any partnership interests or other equity securities or amend any of the terms of any partnership interests or other equity securities or agreements outstanding on the date hereof.

          Section 6.2  Conduct of the Business of the MNH Entities. Except as
          -----------  -------------------------------------------
contemplated by this Agreement or as Buyer may otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, between the date hereof and the Closing Time, each of Sellers shall and shall cause the MNH Entities to:

          (a) operate or cause the business of the MNH Entities to be operated (including the Systems) only in the ordinary course and consistent with past practices (including completing line extensions, placing conduit or cable in new developments, fulfilling installation requests and continuing work on existing construction projects) and, to the extent consistent with such operation, use its reasonable efforts to (i) preserve the current business organization of the Systems intact (including preserving existing relationships with Governmental Authorities, suppliers, subscribers, customers and others having business dealings with any of the Systems) unless Buyer requests otherwise in writing,
(ii) keep available the services of the MNH Employees and (iii) continue normal marketing, advertising and promotional expenditures with respect to the business of the MNH Entities (including the Systems);

          (b) maintain (i) the Assets as a whole in good condition and repair and consistent with past practices, ordinary wear and tear excepted, and (ii) in full force and effect policies of insurance with respect to the Assets and the business of the MNH Entities (including the Systems), in such amounts and with respect to such risks as are customarily maintained by operators of cable television systems of the size and in the geographic location of the Systems (and in any event in such amounts and with respect to such risks as are insured against at the date hereof);

          (c) maintain their Books and Records with respect to the Assets and the operation of the Systems in the ordinary course on a basis consistent with past practices;

          (d) (i) give to Buyer, and its counsel, accountants and other representatives, upon reasonable request after reasonable notice shall have been given to Sellers, access during normal business hours to the Assets (including the Systems) and to the General Manager of the System and the MNH Employees provided, that, Buyer shall obtain the prior approval of the General Manager (which approval shall not be unreasonably withheld or delayed) prior to being granted access to any other MNH Employee; and (ii) furnish or cause to be furnished to Buyer and such representatives all such additional documents, financial information and other information as Buyer from time to time may reasonably request; provided that no investigation will affect or limit the scope of any of the representations and warranties contained herein or in any Transaction Document or limit liability for any breach of such representations and warranties;

          (e) not accept or agree or accede to any modifications or amendments to any of the Systems Franchises (including modifications or amendments in connection with the renewal of any of the Systems Franchises), or material adverse modifications to any of the Systems Licenses, Systems Contracts or Systems Leases that are not acceptable to Buyer, other than the modifications or amendments described in SCHEDULE 6.2(E);

          (f) promptly deliver to Buyer true and complete copies of all monthly and quarterly financial statements and operating reports and any reports with respect to the operation of any of the Systems prepared at any time from the date hereof until Closing, and any other similar materials which Buyer may reasonably request;

          (g) promptly notify Buyer of any circumstance, event or action by it or that comes to the knowledge of Sellers (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement or (ii) the existence, occurrence or taking of which would result in any of the representations and warranties in this Agreement or in any Transaction Document not being true and correct in all material respects when made or at Closing, and, with respect to clause (ii), use its reasonable efforts to remedy the same (subject, nonetheless, to the provisions of Section 7.1(c));

          (h) deliver to Buyer, prior to the execution and delivery of this Agreement, a schedule of all franchise, construction, fidelity, performance or other bonds posted by any MNH Entity (and Buyer hereby acknowledges that Sellers have heretofore delivered such schedule to Buyer, a copy of which is attached hereto as SCHEDULE 6.2(H));

          (i) promptly furnish to Buyer, upon written request by Buyer, and its counsel, accountants and other representatives copies of all FCC Forms 1200, 1205, 1210 and 1215 or any other FCC forms required under the regulations of the FCC promulgated under the Cable Act that are prepared with respect to any of the Systems; and

          (j) use reasonable good faith efforts to establish or cause to be established rates charged and a la carte packages provided to subscribers of any of the Systems as of the Closing Date, that would be allowable under the regulations of the FCC promulgated under the Cable Act.

          Section 6.3  Certain Negative Covenants.
          -----------  --------------------------

          (a) Except as contemplated by this Agreement or as Buyer may otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, between the date hereof and the Closing Time, each of Sellers shall not and shall cause each MNH Entity not to:

          (i) (A) create, incur or assume any long-term debt not currently outstanding (including obligations in respect of capital leases), provided that the MNH Entities shall be permitted to extend the maturity date of the indebtedness arising under the MNH Loan Agreement, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person other than another MNH Entity or (C) make any loans, advances or capital contributions to, or investments in, any Person other than another MNH Entity;

          (ii) acquire, sell, lease or dispose of any assets other than sales of inventory and equipment in the ordinary course of business consistent with past practice; provided, however, that notwithstanding anything in this Agreement to
          --------  -------
the contrary MNH may assign and transfer the Excluded Assets to any Person immediately prior to the Closing;

          (iii) mortgage, pledge or subject to any Lien any of its properties or assets, tangible or intangible (other than a Permitted Lien);

          (iv) fail to use reasonable efforts to effect Capital Expenditures substantially in accordance with the Capital Expenditure budget attached hereto as SCHEDULE 6.3(A)(IV) (it being understood that such expenditures may be subject to construction and other delays, and other factors including the availability of equipment and labor, beyond the control of the MNH Entities), or fail in any event to effect Capital Expenditures for the period from July 1, 1995 through the Closing Date in an aggregate amount equal to at least 90% of the aggregate amount of Capital Expenditures provided for in such Capital Expenditure budget for the period between July 1, 1995 and the Closing Date;

          (v) effect any Capital Expenditure at a time when the amount of such Capital Expenditure together with the aggregate amount of all other Capital Expenditures theretofore effected by the MNH Entities during the period between July 1, 1995 and such time would exceed 105% of the aggregate amount of Capital Expenditures provided for in the Capital Expenditure budget attached hereto as
SCHEDULE 6.3(A)(IV) for the period between July 1, 1995 and such time;

          (vi) except as set forth in SCHEDULE 6.3(A)(VI), (A) grant any material increases in the compensation of any MNH Employees except in the ordinary course of business consistent with past practice, (B) pay or agree to pay any pension, retirement allowance or other material employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any MNH Employee, whether past or present, (C) enter into any new or materially amend any existing employment agreement with any MNH Employee, except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice, (D) enter into any new or materially amend any existing severance agreement with any MNH Employee or, (E) except as may be required to comply with applicable Legal Requirements, become obligated under any new Pension Plan, Welfare Benefit Plan, Multiemployer Plan, Employee Benefit Plan or similar plan or arrangement that is not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof;

          (vii) except as set forth on SCHEDULE 6.3(A)(VII):

          (A) enter into any Contract or Lease relating to the purchase, lease or other acquisition of any goods, equipment, materials or supplies involving an aggregate expenditure in excess of $100,000; or

          (B) enter into any Lease or License or any Contract for services which, by its terms, is not to expire or be completed or performed in its entirety prior to the Closing Date and involves expenditures in excess of (I) $50,000 during the one-year period immediately following the Closing Date or
(II) $100,000 in the aggregate;

          (viii) amend or modify the MNH Partnership Agreement or admit any new partner to MNH;

          (ix) amend the charter or bylaws of any MNH Subsidiary or alter through merger, liquidation, reorganization, restructuring or in any other fashion the ownership of any MNH Entity;

          (x) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other equity securities or amend any of the terms of any such stock or other securities outstanding on the date hereof; or

          (xi) knowingly take or agree in writing or otherwise to take any action that would (A) make any representation or warranty contained in this Agreement untrue or incorrect as of the date when made or as of the Closing Time, (B) result in any of the conditions to Closing contained in this Agreement not being satisfied or (C) be inconsistent with the terms of this Agreement or the transactions contemplated hereby or by any Transaction Document.

          (b) Except as contemplated by this Agreement or as Buyer may otherwise consent in writing, between the date hereof and the Closing Time, each of Sellers shall not and shall cause each MNH Entity not to declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, partnership interests or other equity interests, or redeem or otherwise acquire any of its securities or partnership interests; provided, however, that (i) any MNH Entity may declare
                          --------  -------
and pay dividends to any other MNH Entity and (ii) MNH may distribute the Excluded Assets to any Person immediately prior to the Closing.

          (c) After the date hereof and prior to the Closing Date and notwithstanding any other notice provision set forth in this Agreement, Buyer hereby authorizes any of Cristina Fernandez-Haegg, Emmet White, Alan Jastczemski, Stephen Bouchard or Robert Ryan of Buyer (the "Authorized Representative") to receive and respond, on Buyer's behalf, to any written request for consent of Buyer required by Sellers pursuant to Section 6.2, 6.3(a) or 6.3(b) hereof. The Authorized Representative shall respond to any such request for consent as soon as reasonably practicable and in any event within fourteen days from the date of receipt of such request. If the Authorized Representative fails to respond to such a request for consent within such fourteen-day period, such consent shall have been deemed to have been given by Buyer.

          Section 6.4  Conduct of Business of Buyer.  CCI shall not without the
          -----------  ----------------------------
prior written consent of Sellers, knowingly take or agree in writing or otherwise to take any action that would (i) make any representation or warranty of CCI contained in this Agreement untrue or incorrect as of the date when made or as of the Closing Time, (ii) result in any of the conditions to Closing contained in this Agreement not being satisfied or (iii) be inconsistent with the terms of this Agreement or the transactions contemplated hereby or by any Transaction Document.

          Section 6.5  Confidentiality and Publicity.
          -----------  -----------------------------

          (a) Any non-public information that a party may obtain from another party in connection with the negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby will be confidential and, unless and until the Closing occurs, such party will not disclose any such information to any other Person (other than its and its Affiliates' directors, officers and employees, and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of any other party; provided that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or that has rightfully come into the possession of such party (other than in connection with this Agreement) and,
(ii) to the extent that such party may, in the reasonable judgment of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information.

          (b) Sellers and Buyer each will consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any written statements to MNH Employees concerning this Agreement and the transactions contemplated hereby. Prior to Closing, neither of Sellers nor Buyer will make any such release, announcement or statement without the prior written consent and approval of the other (which approval shall not be unreasonably withheld or delayed), except as required by applicable Legal Requirements, in which case the other party or parties shall be consulted to the extent reasonably practicable as to the content and timing of such release, announcement or statement to be issued.

          Section 6.6  Distant Broadcast Signals.  Unless otherwise restricted
          -----------  -------------------------
or prohibited by any Governmental Authority or applicable Legal Requirements, if requested by Buyer, Sellers will cause the MNH Entities to delete, prior to the Closing Date, any distant broadcast signals which Buyer determines will result in unacceptable liability for copyright payments with respect to continued carriage of such signals after the Closing Date unless Sellers reasonably object to any such deletion.

          Section 6.7  Post-Closing Cooperation upon Inquiries as to Rates or a
          -----------  --------------------------------------------------------
la Carte Packages.  For a period of 6 months after Closing, each Seller will
-----------------
cooperate with and assist Buyer by providing, upon request, all information in such Seller's possession (and not previously made available to Buyer) relating directly to the rates set forth in SCHEDULE 4.10 or on any of FCC Forms 393, 1200, 1205, 1210 or 1215, that Buyer may reasonably require to justify such rates in response to any inquiry, order or requirement of any Governmental Authority.

          Section 6.8  Use of Names and Logos.  For a period of 60 days after
          -----------  ----------------------
Closing, Buyer shall have a non-exclusive license and be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of Sellers to the extent incorporated in or on the Assets at Closing, provided that Buyer will exercise reasonable efforts to remove all such names, marks, logos and similar proprietary rights of the other from the Assets as soon as reasonably practicable following Closing.

          Section 6.9  Consents.
          -----------  --------

          (a) Each of Sellers and Buyer agrees to use all reasonable efforts to obtain all Consents necessary for its execution and delivery of and the performance of its obligations pursuant to this Agreement, and will cooperate fully with the other parties in promptly seeking to obtain all such Consents. Without limiting the foregoing, Sellers and Buyer shall each make an appropriate filing of a notification and report form pursuant to the HSR Act as promptly as practicable but in no event later than 30 days following the execution of this Agreement. Each such filing shall request early termination of the waiting period imposed by the HSR Act.

          (b) Any application to any Governmental Authority for a Consent necessary for the transfer of control of any License or Systems Franchise shall be mutually acceptable to Sellers and Buyer and, if applicable, shall request that the relevant Governmental Authority agree that no further Consent of such Governmental Authority will be required if a security interest is granted in such License or Systems Franchise to any lender. Without limiting the obligations of Sellers and Buyer under paragraph (a) of this Section, each of Sellers and Buyer agrees, upon reasonable prior notice, to make appropriate representatives available for attendance at meetings and hearings before applicable Governmental Authorities in connection with the transfer of control of any License or Systems Franchise.

          (c) If any Consent of any Governmental Authority necessary for the transfer of control of any License or Systems Franchise shall not have been obtained prior to the Closing Time, Sellers and Buyer shall, at the option of Buyer, cooperate with each other and use all reasonable efforts (i) to restructure the ownership and control of such License or Systems Franchise from and after the Closing Time in such a manner that, to the extent feasible, prevents any violation of the terms of such License or Systems Franchise that would have a Material Adverse Effect on Buyer and its Subsidiaries or on the MNH Entities yet preserves the intent of the parties as set forth in this Agreement with respect to the transactions contemplated hereby, and (ii) notwithstanding the Closing, to continue to seek any Consent necessary for the transfer of control of such License or Systems Franchise.

          Section 6.10  Further Assurances.  Each of the parties hereto shall
          ------------  ------------------
execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate and evidence the transactions contemplated hereby or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement or any Transaction Document. Without limiting the generality of the immediately preceding sentence, subsequent to Closing, each of Sellers shall continue to use all reasonable efforts to obtain in writing as promptly as possible any Consent required to be obtained by it in connection with the transactions contemplated hereunder which was not obtained on or before Closing and will deliver to Buyer copies of the same, reasonably satisfactory in form and substance to Buyer. Upon the terms and subject to the conditions hereof, each of the parties hereto shall take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

          Section 6.11  No Related Party Agreements.  Except as otherwise
          ------------  ---------------------------
contemplated hereby, neither of Sellers nor any of either Seller's Affiliates will at the Closing Time be a party to any material Contract with any MNH Entity, including any material Contract providing for the furnishing of services or rental of real or personal property to or from or otherwise relating to the business or operations of any MNH Entity or pursuant to which any MNH Entity may have any obligation or liability.

          Section 6.12  Termination of Seller's Profit Sharing Plan. Sellers
          ------------  -------------------------------------------
shall, on or prior to the Closing Date, arrange for termination of the New Heritage Associates Profit Sharing Plan. In connection with the termination, plan assets shall be distributed to, or as directed by, plan participants.

          Section 6.13  Cooperation with CCI Merger, etc.  Sellers shall, and
          ------------  --------------------------------
prior to the Closing Sellers shall cause the MNH Entities to, at the expense of CCI, (i) furnish in writing to CCI such information (including audited and unaudited financial statements), and in such form, regarding Sellers, the MNH Entities, MNHP, NHA, Meredith, Ingersoll, New Heritage and the Ultimate Equity Holders as CCI may reasonably request in connection with the CCI Proxy Statement and the U S WEST, Inc. Registration Statement, (ii) cooperate with CCI in its efforts to respond to any comments of the SEC with respect to the CCI Proxy Statement or the U S WEST, Inc. Registration Statement relating to Sellers, the MNH Entities, MNHP, NHA, Meredith, Ingersoll, New Heritage or the Ultimate Equity Holders, (iii) cause the MNH Entities' independent auditors to deliver a letter to CCI and U S WEST, Inc. in connection with the CCI Proxy Statement and the U S WEST, Inc. Registration Statement, such letter to be in form and substance reasonably satisfactory to CCI and U S WEST, Inc. and customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the CCI Proxy Statement and with registration statements similar to the U S WEST, Inc. Registration Statement, and (iv) take any other action reasonably requested by CCI in connection with the CCI Proxy Statement or the U S WEST, Inc. Registration Statement. Sellers shall, prior to the Closing Date, similarly cooperate with CCI and take such other actions, all as and consistent with the cooperation and actions contemplated by the foregoing clauses (i), (ii), (iii) and (iv) and at the expense of CCI, in connection with such other proxy statements or registration statements as CCI may submit to or file with, or propose to submit to or file with, the SEC after the date hereof, to the extent that such cooperation and actions do not unreasonably interfere with the normal operations of Sellers and the MNH Entities.

          Section 6.14  Access to Records.  Subject to the Closing, Buyer shall
          ------------  -----------------
cause MNH to (i) use its reasonable efforts to preserve all material Books and Records pertaining to the MNH Entities operations of the Systems prior to the Closing Date for a period of five years after the Closing Date, and (ii) give such access during normal business hours to such Books and Records to Sellers, their counsel, accountants and other authorized representatives, during such five-year period, on reasonable advance written notice and in a manner that is not disruptive of the operation of the Systems, as may be reasonably necessary in connection with any legitimate purpose (including, without limitation, the preparation of tax reports and returns and the preparation of financial statements). Sellers shall have the right to make copies at their own expense.

          Section 6.15  Form 394.  Buyer shall use all reasonable efforts to
          ------------  --------
prepare, with the cooperation of Sellers, on or before April 15, 1996 a Form 394 for filing with each franchising authority for which such Form 394 is required
to be filed.   Upon approval of Sellers as to the form and content of such Form
394 (which approval shall not be unreasonably withheld or delayed), Buyer shall immediately file such Form 394 with each such franchising authority. Each of Buyer and Sellers represents that the information provided by it in such filings will be, as of the date filed, true and correct in all material respects and will comply in all material respects with the requirements of such Form 394. Each of Buyer and Sellers agrees to use all reasonable efforts to promptly respond to any request for additional information by any such franchising authority and Buyer agrees to promptly file any such additional information after any such request. Sellers acknowledge and agree that, at Buyer's option,
(i) each such Form 394 may contain information regarding and seek approval from such franchising authority of the transfer of (or the transfer of control of) the Systems Franchises (including the particular Systems Franchise within the jurisdiction of such franchising authority) from Buyer to U S WEST, Inc. by reason of the transactions contemplated by the CCI Merger Agreement (or from Sellers directly to U S WEST, Inc. if the transactions contemplated by the CCI Merger Agreement are consummated prior to the transactions contemplated hereby), or (ii) U S WEST, Inc. or Buyer or an Affiliate thereof may file a separate Form 394 with each such franchising authority containing information regarding and seeking approval from such franchising authority of the transfer of (or the transfer of control of) the Systems Franchises (including the particular Systems Franchise within the jurisdiction of such franchising authority) from Buyer to U S WEST, Inc. by reason of the transactions contemplated by the CCI Merger Agreement (or from Sellers directly to U S WEST, Inc. if the transactions contemplated by the CCI Merger Agreement are consummated prior to the transactions contemplated hereby), either concurrently with or subsequent to the filing of the Form 394 with such franchising authority relating to the transactions contemplated by this Agreement.

          Section 6.16  Tax Returns.  Sellers shall prepare and cause to be
          ------------  -----------
filed all tax returns and other tax reports required to be filed by MNH as a result of or subsequent to the Closing, for the period ending on the Closing Date. Buyer shall reimburse Sellers for the reasonable out-of-pocket costs incurred by them in connection with the preparation and filing of such final tax returns and other tax reports up to an amount equal to the product of (i) the aggregate amount of such reasonable out-of-pocket costs, multiplied by (ii) the remainder of 100% minus the Sellers Indemnification Percentage.

                                 ARTICLE 7

                              CONDITIONS PRECEDENT
                              --------------------

          Section 7.1  Conditions to Buyer's Obligations.  The obligations of
          -----------  ---------------------------------
Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions on or prior to the Closing Date (any of which may be waived in writing by CCI):

          (a) Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of Sellers in this Agreement and of Sellers in any Transaction Document shall be true and correct in all material respects at and as of the Closing with the same effect as if made at and as of the Closing, except for changes, if any, permitted or contemplated by this Agreement or to which Buyer may consent in writing pursuant to Section 6.1, 6.2 or 6.3 or may be deemed to consent pursuant to Section 6.3(c).

          (b) Performance of Agreements.  Each Seller shall have performed or
              -------------------------
caused to be performed in all material respects all of its obligations and agreements contained in this Agreement or in any Transaction Document that is to be performed by it at or before Closing.

          (c) Officer's Certificate.  Buyer shall have received a certificate
              ---------------------
executed by a general partner of each Seller, dated as of the Closing Date, reasonably satisfactory in form and substance to CCI, certifying that the conditions specified in Sections 7.1 (a) and (b) have been satisfied.

          (d) Legal Proceedings.  There shall be (i) no Legal Requirement, and
              -----------------
no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which (i) enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated by this Agreement or by any Transaction Document or
(ii) requires separation or divestiture by CCI of all or any portion of the Assets after Closing, and no Governmental Authority shall have instituted or threatened in writing any action, suit or similar proceeding seeking or which, in the good faith judgment of Buyer, might reasonably be expected to have the effect of, any of the foregoing.

          (e) Opinion of FCC Counsel.  Buyer shall have received an opinion of
              ----------------------
Fleischman and Walsh, L.L.P., special FCC counsel to the MNH Entities, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel (the "MNH FCC COUNSEL OPINION").

          (f) MNH Counsel Opinions.  Buyer shall have received opinions of
              --------------------
Sidley & Austin and Nyemaster, Goode, McLaughlin, West, Hansell & O'Brien, counsel to Sellers, the MNH Entities, Meredith, Ingersoll, NHA and the Ultimate Equity Holders, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel (the "SELLERS COUNSEL OPINIONS").

          (g) HSR Act Waiting Period.  The waiting period under the HSR Act with
              ----------------------
respect to the transactions contemplated by this Agreement shall have expired or been terminated.

          (h) Consents.  Except to the extent otherwise permitted by Section
              --------
7.1(k), Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that the Sellers Required Consents and Buyer Required Consents have been obtained.

          (i) No Material Adverse Change.  There shall have been no material
              --------------------------
adverse change in the Assets, or the financial condition or operations of the Systems, in each case taken as a whole, since the date of this Agreement. There shall not have occurred or been suffered any casualty or loss, whether or not covered by insurance, which either alone or in the aggregate has had or is reasonably likely to have a Material Adverse Effect on the MNH Entities.

          (j) Subscribers.  The Systems shall be serving at least 115,000 Basic
              -----------
Subscribers as of the end of the calendar month immediately preceding the Closing Date.

          (k) Transferable Franchise Areas.  The aggregate number of Basic
              ----------------------------
Subscribers in the Cable Franchise Areas (as defined below) that are Transferable Franchise Areas (as defined below) shall be not less than 95% (the "REQUIRED PERCENTAGE") of the aggregate number of Basic Subscribers in all Cable Franchise Areas; provided, however, that the condition set forth in this Section
                 --------  -------
7.1(k) shall not be deemed to be satisfied until the earlier to occur of (x) thirty (30) days following the date on which the Required Percentage is obtained, (y) the date on which the condition set forth in this Section 7.1(k) would be satisfied if the Required Percentage were one hundred percent, or (z) December 31, 1996. For purposes of this Section 7.1(k):

          (i) "CABLE FRANCHISE AREA" means any of the geographic areas in which the MNH Entities are authorized to provide cable television service pursuant to a Systems Franchise or provide cable television service without a Franchise;

          (ii) A Cable Franchise Area is a "TRANSFERABLE FRANCHISE AREA" if (A) any Consent necessary for the transfer of control of the Systems Franchise for such Cable Franchise Area in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained; (B) no Consent is necessary for the transfer of control of the Systems Franchise for such Cable Franchise Area in connection with the consummation of the transactions contemplated by this Agreement; or (C) no Franchise is required for the provision of cable television service in the Cable Franchise Area;

          (iii) If at any time prior to the Closing Date any Governmental Authority exercises any right reserved to it in a Systems Franchise for any Cable Franchise Area to acquire the Systems Franchise or related System upon the actual or proposed transfer of control of such Systems Franchise, then during the pendency of any proceeding with respect to the acquisition of such Systems Franchise or related System by such Governmental Authority, and notwithstanding any other action taken by such Governmental Authority, (A) such Systems Franchise shall be deemed to be one with respect to which Consent is required for the transfer of control of such Systems Franchise in connection with the consummation of the transactions contemplated by this Agreement, (B) such Governmental Authority shall be deemed not to have granted its consent to the transfer of control of such Systems Franchise, (C) the proceeds (the "PROCEEDS") received by any MNH Entity in connection with such acquisition shall be held in escrow by such MNH Entity until after the Closing, and, (D) anything herein to the contrary notwithstanding, the Proceeds shall not be counted as current assets of the MNH Entities for purposes of the Working Capital Adjustment; and

          (iv) In calculating the number of Basic Subscribers in a Cable Franchise Area, the number of Basic Subscribers in such Cable Franchise Area on October 31, 1995 shall be used.

Notwithstanding the foregoing, Sellers and Buyers agree to use their respective reasonable efforts to contest any attempt to so acquire a System Franchise or a related System, including, without limitation, by commencing and prosecuting such legal actions as may be necessary to prevent such acquisition in circumstances where such action is appropriate.

          (l) [This Section has been intentionally left blank.]

          (m) Ultimate Equity Holder Guaranties.  Each of the Ultimate Equity
              ---------------------------------
Holders shall have duly executed and delivered to Buyer a Guaranty of Indemnification Obligations in the form attached hereto as EXHIBIT B (the "ULTIMATE EQUITY HOLDER GUARANTIES").

          (n) Removal of Liens.  Except as set forth in SCHEDULE 7.1(N), all
              ----------------
Liens set forth in SCHEDULE 4.8 shall have been removed, released or discharged at or prior to Closing.

          Section 7.2  Conditions to Sellers' Obligations.  The obligations of
          -----------  ----------------------------------
Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions on or prior to the Closing Date (any of which may be waived in writing by Sellers):

          (a) Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of Buyer in this Agreement and in any Transaction Document to which Buyer is a party shall be true and correct in all material respects at and as of the Closing with the same effect as if made at and as of the Closing.

          (b) Performance of Agreements.  Buyer shall have performed in all
              -------------------------
material respects all of its obligations and agreements contained in this Agreement or in any Transaction Document that is to be performed by it at or before Closing.

          (c) Officer's Certificate.  Sellers shall have received a certificate
              ---------------------
executed by an executive officer of Buyer, dated as of the Closing Date, reasonably satisfactory in form and substance to Sellers, certifying that the conditions specified in Section 7.2(a) and (b) have been satisfied.

          (d) Legal Proceedings.  There shall be no Legal Requirement, and no
              -----------------
Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby or by any Transaction Document, and no Governmental Authority shall have instituted or threatened any action, suit or similar proceeding which, in the good faith judgment of Sellers, might reasonably be expected to have the effect of, any of the foregoing.

          (e) Buyer Counsel Opinion.  Sellers shall have received an opinion of
              ---------------------
Sullivan & Worcester, dated as of Closing, in form and substance reasonably satisfactory to Sellers and their counsel (the "CCI COUNSEL OPINION").

          (f) HSR Act Waiting Period.  The waiting period under the HSR Act with
              ----------------------
respect to the transactions contemplated by this Agreement shall have expired or been terminated.

          (g) Consents.  Except to the extent otherwise permitted by Section
              --------
7.1(k), Sellers shall have received evidence, in form and substance reasonably satisfactory to them, that the Buyer Required Consents have been obtained.

          (h) [This Section has been intentionally left blank.]

          (i) [This Section has been intentionally left blank.]

          (j) [This Section has been intentionally left blank.]

          Section 7.3  Exceptions to Conditions to Obligations.
          -----------  ---------------------------------------

          (a)  Exception to Section 7.1(a).
               ---------------------------

          (i) The condition contained in Section 7.1(a) to the obligations of Buyer to consummate the transactions contemplated by this Agreement shall be deemed satisfied notwithstanding any failures of any representations and warranties of Sellers to be true and correct as of the Closing Date due to events or occurrences or other circumstances (other than any intentional breach by either Seller of any of its obligations under this Agreement to be performed prior to Closing) taking place or arising after the date hereof if (A) the aggregate amount of Losses and Expenses that could reasonably be expected to be suffered or incurred by Buyer as a result of such failures as of the Closing Date would not exceed $5,000,000 and (B) there shall be no failure of any of the representations and warranties of Sellers contained in Sections 3.1(b), 3.1(c)(i)(A), 3.2(a)(iii) (other than the first and second sentences) and (iv), 3.2(b)(ii), (iv) (other than the first and second sentences) and (v), 3.3, 4.2, 4.3(a)(i) and (ii) and 4.4 to be true and correct in all material respects; provided, however, that nothing contained in this Section 7.3(a) shall limit in any way whatsoever the obligations of Sellers under this Agreement to indemnify Buyer against any and all Losses and Expenses arising out of or resulting from such failures or otherwise except as otherwise provided in Section 7.3(a)(ii)(B). Sellers shall use all reasonable efforts to give written notice to Buyer of any such failures, which notice (I) shall state with reasonable specificity the facts and circumstances underlying each such failure, (II) shall set forth Sellers' good faith estimate of the aggregate amount of Losses and Expenses that could reasonably be expected to be suffered by Buyer as a result of such failures (which estimate shall be for information purposes only and shall in no way be binding on Buyer or Seller or determinative of the amount of such Losses and Expenses for purposes of Section 7.3(a)(ii)), and (III) shall state that such notice is being given pursuant to this Section 7.3(a). Sellers shall use all reasonable efforts to give any such notice to Buyer at least seven Business Days prior to the Closing Date. Anything in this Agreement to the contrary notwithstanding, if any such notice is given less than seven Business Days prior to the Closing Date, the Closing Date may be postponed at the option of Buyer for up to seven Business Days after the date such notice is given. Subject to the Closing, any such notice given by Sellers pursuant to this
Section 7.3(a) shall be deemed to constitute the giving of any initial notice pertaining to such failures from Buyer or any Indemnitee required under or contemplated by any provision of Article 10, including Section
10.5 and Section 10.6(d) but excluding the second sentence of Section 10.3.

          (ii) If the aggregate amount of Losses and Expenses that could reasonably be expected to be suffered by Buyer as a result of such failures as of the Closing Date would exceed $5,000,000, Buyer may at its option:

          (A) Refuse to proceed with Closing, whereupon this Agreement shall be deemed to have been terminated (I) pursuant to Section 9.1(a) of this Agreement so long as neither Seller has materially breached any of its obligations hereunder and (II) pursuant to Section 9.1(d) of this Agreement if either Seller has materially breached any of its obligations hereunder; or

          (B) Proceed with Closing (subject to satisfaction of the other conditions contained in Section 7.1), whereupon Sellers shall not be liable to Buyer under Section 10.1 of this Agreement or otherwise for any Losses or Expenses of Buyer in excess of $5,000,000 arising from any such failures that are described in the notice given by Sellers pursuant to Section 7.3(a)(i) hereof.

          (b)  Exception to Section 7.2(a).
               ---------------------------

          (i) The condition contained in Section 7.2(a) to the obligations of Sellers to consummate the transactions contemplated by this Agreement shall be deemed satisfied notwithstanding any failures of any representations and warranties of Buyer to be true and correct as of the Closing Date due to events or occurrences or other circumstances (other than any intentional breach by Buyer of any of its obligations under this Agreement to be performed prior to Closing) taking place or arising after the date hereof if (A) such failures, in the aggregate, would reasonably be expected not to have a Material Adverse Effect on CCI and its Subsidiaries and (B) there shall be no failure of any of the representations and warranties of Buyer contained in Sections 5.1 (third and fourth sentences only), 5.2(a)(i) and (ii), and 5.3. to be true and correct in all material respects; and Buyer shall not be liable to either of Sellers under
Section 10.2 of this Agreement or otherwise for any Losses or Expenses of either of Sellers arising from such failures to the extent that (I) Buyer shall have given written notice to Sellers of such failures, (II) such notice states with reasonable specificity the facts and circumstances underlying each such failure upon which such notice is based, and (III) it is expressly stated in such notice that it is being given pursuant to this Section 7.3(b). Buyer shall use all reasonable efforts to give any such notice to Sellers at least seven

Business Days prior to the Closing Date. Anything in this Agreement to the contrary notwithstanding, if any such notice is given less than seven Business Days prior to the Closing Date, the Closing Date may be postponed at the option of Sellers for up to seven business days after the date such notice is given. Subject to the Closing, any such notice given by Buyer pursuant to this Section 7.3(b) shall be deemed to constitute the giving of any initial notice pertaining to such failures from Sellers or any Indemnitee required under or contemplated by any provision of Article 10, including Section 10.5 and Section 10.6(d) but excluding the second sentence of Section 10.3.

          (ii) If such failures, in the aggregate, would reasonably be expected to have a Material Adverse Effect on CCI and its Subsidiaries, Sellers may at their option:

          (A) Refuse to proceed with Closing, whereupon this Agreement shall be deemed to have been terminated (i) pursuant to Section 9.1(a) of this Agreement so long as Buyer has not materially breached any of its obligations hereunder and (ii) pursuant to Section 9.1(c) of this Agreement if Buyer has materially breached any of its obligations hereunder; or

          (B) Proceed with Closing (subject to satisfaction of the other conditions contained in Section 7.2), whereupon Buyer shall not be liable to Sellers under Section 10.2 of this Agreement or otherwise for any Losses or Expenses of either Seller arising from such failures.

          (c)  Exception to Section 7.1(h).
               ---------------------------

          (i) The condition contained in Section 7.1(h) to the obligations of Buyer to consummate the transactions contemplated by this Agreement shall be deemed satisfied notwithstanding any failures of Sellers to obtain any Sellers Required Consents (other than any failure to obtain any Consents necessary for the transfer of control of any Systems Franchise (except to the extent otherwise expressly permitted under Section 7.1(k) and other than any failure where the consummation of the transactions contemplated hereby, without having obtained the Sellers Required Consent in question, would result in a material violation of any Legal Requirement) if the aggregate amount of Losses and Expenses that could reasonably be expected to be suffered or incurred by Buyer or the MNH Entities as a result of such failures as of the Closing Date, together with the aggregate amount of Losses and Expenses that could reasonably be expected to be suffered or incurred by Buyer or the MNH Entities resulting from any Section 3.1(c) Exceptions and Section 4.3(a) Exceptions, would not exceed $1,000,000; provided, however, that nothing contained in this Section 7.3(c) shall limit in any way whatsoever the obligations of Sellers under this Agreement to indemnify Buyer against any and all Losses and

Expenses arising out of or resulting from such failures or otherwise. Sellers shall use all reasonable efforts to give written notice to Buyer of any such failures, which notice (A) shall state with reasonable specificity the facts and circumstances underlying each such failure, (B) shall set forth Sellers' good faith estimate of the aggregate amount of Losses and Expenses that could reasonably be expected to be suffered or incurred by Buyer or the MNH Entities as a result of such failures (which estimate shall be for information purposes only and shall in no way be binding on Buyer or Seller or determinative of the amount of such Losses and Expenses for purposes of Section 7.3(c)(ii)), and
(III) shall state that such notice is being given pursuant to this Section 7.3(c). Sellers shall use all reasonable efforts to give any such notice to Buyer at least seven Business Days prior to the Closing Date. Anything in this Agreement to the contrary notwithstanding, if any such notice is given less than seven Business Days prior to the Closing Date, the Closing Date may be postponed at the option of Buyer for up to seven Business Days after the date such notice is given. Subject to the Closing, any such notice given by Sellers pursuant to this Section 7.3(c) shall be deemed to constitute the giving of any initial notice pertaining to such failures from Buyer or any Indemnitee required under or contemplated by any provision of Article 10, including Section 10.5 and
Section 10.6(d) but excluding the second sentence of Section 10.3.

          (ii) If the aggregate amount of Losses and Expenses that could reasonably be expected to be suffered by Buyer or the MNH Entities as a result of such failures as of the Closing Date, together with the aggregate amount of Losses and Expenses that could reasonably be expected to be suffered or incurred by Buyer or the MNH Entities resulting from any Section 3.1(c) Exceptions and
Section 4.3(a) Exceptions, would exceed $1,000,000, Buyer may at its option:

          (A) Refuse to proceed with Closing, whereupon this Agreement shall be deemed to have been terminated (I) pursuant to Section 9.1(a) of this Agreement so long as neither Seller has materially breached any of its obligations hereunder and (II) pursuant to Section 9.1(d) of this Agreement if either Seller has materially breached any of its obligations hereunder; or

          (B) Proceed with Closing (subject to satisfaction of the other conditions contained in Section 7.1), whereupon Sellers shall be liable to Buyer under and to the extent provided in Article 10 (including Section 10.1) for any Losses or Expenses of Buyer or any MNH Entity arising from any such failures.

                                  ARTICLE 8

                                    CLOSING
                                    -------

          Section 8.1  Closing, Time and Place.  The closing of the transactions
          -----------  -----------------------
contemplated by this Agreement ("CLOSING") will take place at the offices of Sullivan & Worcester LLP in Boston, Massachusetts at a time mutually determined by Sellers and Buyer on the last day of the calendar month during which all conditions set forth in Sections 7.1 and 7.2 have either been satisfied or waived in writing by the party entitled to the benefit of such condition; provided, however, that all conditions set forth in Sections 7.1 and 7.2 have either been satisfied or waived in writing by the party entitled to the benefit of such condition.

          Section 8.2  Sellers' Obligations. At the Closing, Sellers shall
          -----------  --------------------
deliver to Buyer (or its nominee) the following:

          (a) MNHP Bill of Sale and Assignment.  A Bill of Sale and Assignment
              --------------------------------
duly executed by MNHP in the form attached hereto as EXHIBIT C and with such modifications, if any, as may be necessary or advisable to cause such forms to be effective under applicable Legal Requirements.

          (b) NHA Bill of Sale and Assignment.  A Bill of Sale and Assignment
              -------------------------------
duly executed by NHA in the form attached hereto as EXHIBIT D and with such modifications, if any, as may be necessary or advisable to cause such forms to be effective under applicable Legal Requirements.

          (c) Evidence of Necessary Actions.  Certified resolutions, or other
              -----------------------------
evidence reasonably satisfactory to Buyer, that Sellers, the MNH Entities, Meredith, Ingersoll and the Ultimate Equity Holders have taken all actions necessary to authorize the execution of this Agreement and all other Transaction Documents and the consummation of the transactions contemplated hereby.

          (d) Officer's Certificate. The certificate described in Section 7.1
              ---------------------
(c).

          (e) FCC Counsel Opinion. The MNH FCC Counsel Opinion.
              -------------------

          (f) Sellers Counsel Opinions. The Sellers Counsel Opinions.
              ------------------------

          (g) [This Section has been intentionally left blank.]

          (h) Ultimate Equity Holder Guaranties.  The Ultimate Equity Holder
              ---------------------------------
Guaranties.

          (i) Lien Releases. Evidence satisfactory to Buyer that all Liens
              -------------
(other than Permitted Liens and the Liens specified in SCHEDULE 7.1(N)) affecting or encumbering the Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form satisfactory to Buyer effecting such terminations, releases or waivers.

          (j) Instruments under MNH Partnership Agreement.  Such instruments as
              -------------------------------------------
may be necessary or advisable under the MNH Partnership Agreement to permit the transfer of the Subject Interests to Buyer (or its nominee) and the admission of Buyer (or its nominee) as a successor limited partner and successor general partner of MNH.

          (k) Other.  Such other documents and instruments as may be necessary
              -----
to effect the intent of this Agreement and consummate the transactions contemplated hereby or as Buyer may reasonably request.

          Section 8.3  Buyer's Obligations.
          -----------  -------------------

          (a) At the Closing, Buyer shall deliver or cause to be delivered to Sellers the following:

          (i)   Purchase Price.  The Purchase Price (subject to adjustment as
                --------------
provided in Section 8.3(b)(iii)), which shall be determinable and payable as provided in Section 8.3(b). The amount of the Purchase Price to be paid at the Closing shall be equal to the estimate thereof set forth in the Sellers Purchase Price Calculation (subject to any changes or modifications thereto agreed to by Sellers and Buyer on or before the Closing Date).

          (ii)   Evidence of Authorization of Actions. Certified resolutions of
                 ------------------------------------
the Board of Directors of CCI, or other evidence reasonably satisfactory to Sellers, that Buyer has taken all action necessary to authorize the execution of this Agreement and all other Transaction Documents and the consummation of the transactions contemplated hereby.

          (iii)  Officer's Certificate.  The certificate described in
                 ---------------------
Section 7.2(c).

          (iv)   CCI Counsel Opinion.  The CCI Counsel Opinion.
                 -------------------

          (v) [This Section has been intentionally left blank.]

          (vi) [This Section has been intentionally left blank.]

          (vii)  Interest.  An amount equal to interest accruing, at the Prime
                 --------
Rate from October 1, 1996 through the earlier of (A) the Closing Date and (B) December 31, 1996, on the Purchase Price payable at Closing. Such amount shall be payable, in cash, by wire transfer of immediately available funds to such accounts as designated in writing by Sellers to Buyer at least 5 Business Days prior to the Closing Date.

          (viii)  Other.  Such other documents and instruments as may be
                  -----
necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

In addition to the foregoing, Buyer shall either (i) pay in full the principal indebtedness of MNH, all interest accrued thereon and any other amounts otherwise due through the Closing Date arising under the MNH Loan Agreement or
(ii) deliver to the Sellers releases duly executed by the Banks, the Co-Agents and the Agent in favor of the Sellers releasing the Sellers from any liability under the MNH Loan Agreement and the other agreements and instruments delivered in connection with the MNH Loan Agreement.

          (b) Purchase Price.  The purchase price (subject to adjustment as
              --------------
provided in Section 8.3(b)(iii), the "PURCHASE PRICE") to be paid by Buyer at the Closing for the Subject Interests shall be determined and payable as follows:

          (i) The Purchase Price shall be equal to the greater of $-0- and the sum of:

          (A) the product of (I) the sum (such sum being referred to herein as the "DEAL PRICE") of (x) the remainder of $257,500,000 minus the consolidated liabilities of the MNH Entities as of the Closing Time other than the Consolidated Current Liabilities (as defined below), determined in accordance with GAAP as consistently applied by the MNH Entities, plus (y) the Working Capital Adjustment (as defined below), plus (z) the Capital Expenditures Adjustment (as defined below), multiplied by (II) 0.7378, plus

          (B) the product of (I) the Deal Price minus $138,250,000, multiplied by (II) 0.020976, plus

          (C)  $5,000,000.

          (ii) The Purchase Price shall be payable entirely in cash, which shall be payable by wire transfer of immediately available funds, in an aggregate amount equal to the Purchase Price in such amounts and to such accounts as designated in writing by Sellers to Buyer at least 5 Business Days prior to the Closing Date.

          (iii) The Purchase Price shall be determined as follows:

          (A) At least 5 Business Days prior to the Closing Date, Sellers shall prepare and deliver to Buyer a detailed schedule showing Sellers' best good faith estimate of the Purchase Price as of the Closing Time (the "SELLERS PURCHASE PRICE CALCULATION"). Buyer shall have the opportunity to review the Sellers Purchase Price Calculation prior to the Closing (and shall have full access to the Assets, including the Books and Records for that purpose) and Sellers and Buyer shall negotiate in good faith to resolve any disagreement that may exist between Sellers and Buyer as to proper calculation of the Purchase Price for purposes of the Closing.

          (B) As promptly as practicable after the Closing Date, but in any event within 45 days thereafter, Buyer shall prepare and deliver to Sellers a schedule showing Buyer's determination of the Purchase Price as of the Closing Time (the "BUYER PURCHASE PRICE CALCULATION"). If Sellers disagree with the Buyer Purchase Price Calculation, Sellers shall give notice thereof to Buyer within fifteen days after delivery of the Buyer Purchase Price Calculation to Sellers.

          (C) Buyer and Sellers shall attempt to settle any such disagreement; any such settlement shall be final and binding upon Buyer and Sellers. If, however, Buyer and Sellers are unable to settle such disagreement within 15 days after receipt by Buyer of such notice of disagreement, such disagreement shall be submitted to an independent certified public accounting firm mutually acceptable to Buyer and Sellers for resolution, and the decision of such certified public accountants shall be final and binding upon Buyer and Sellers. All costs incurred in connection with the resolution of such disagreement by such certified public accountants, including expenses and fees for services rendered, shall be paid one half by Buyer and one half by Sellers. Buyer and Sellers shall use reasonable efforts to have any such disagreement resolved within 30 days after such disagreement is submitted to such certified public accountants, but neither Buyer nor Sellers shall have any liability to any party if such disagreement is not resolved within such 30-day period.

          (D) Within 5 Business Days following a final determination of the Purchase Price (whether as a result of Sellers failing to give timely notice of Sellers's disagreement with the Buyer Purchase Price Calculation, a resolution by Buyer and Sellers of any such disagreement, or a determination by such a certified public accounting firm selected pursuant to paragraph (C) above to resolve any disagreement among the parties), Buyer shall pay to Sellers the amount of any underpayment plus interest on such amount from the Closing Date to the date of payment at a per annum rate equal to the Prime Rate or Sellers shall pay to Buyer the amount of any overpayment plus interest on such amount from the Closing Date to the date of payment at a per annum rate equal to the Prime Rate, as the case may be, of the Purchase Price as adjusted pursuant to this Section by wire transfer in immediately available funds.

          (iv) For purposes of this Agreement:

          (A) "CAPITAL EXPENDITURES ADJUSTMENT" means an amount equal to the remainder (which may be a negative number, which, in such case, would reduce the Purchase Price) of (I) all amounts actually expended by the MNH Entities in respect of Capital Expenditures (determined in accordance with GAAP applied consistently with the past practices of the MNH Entities) between July 1, 1995 and the Closing Date, minus (II) the aggregate amount of Capital Expenditures provided for in the Capital Expenditure budget attached hereto as SCHEDULE 6.3(A)(IV) for the period between July 1, 1995 and the Closing Date.

          (B) "CONSOLIDATED CURRENT ASSETS" means the consolidated current assets of the MNH Entities as of the Closing Time other than (I) any Accounts Receivable, (II) any Proceeds and (III) any current assets arising out of the CCM Note (as defined in the MNH Partnership Agreement), all determined in accordance with GAAP applied consistently with the past practices of the MNH Entities.

          (C) "CONSOLIDATED CURRENT LIABILITIES" means the consolidated current liabilities of the MNH Entities (including any and all accrued unpaid taxes but excluding any unearned revenue) as of the Closing Time other than the current portion of any principal indebtedness owed by MNH under the MNH Loan Agreement, all determined in accordance with GAAP applied consistently with the past practices of the MNH Entities.

          (D) "ELIGIBLE ACCOUNTS RECEIVABLE" means an amount equal to the sum of
(I) 95% of advertising Accounts Receivables (other than interconnect advertising Accounts Receivables) not more than 90 days past due, 60% of such advertising Accounts Receivables more than 90 days and not more than 120 days past due, and 0% of such advertising Accounts Receivables more than 120 days past due; (II) 97% of all interconnect advertising Accounts Receivables; and (III) 100% of all other Accounts Receivables not more than 30 days past due, 75% of such other Accounts Receivables more than 30 days and not more than 90 days past due, and 0% of such other Accounts Receivables more than 90 days past due, all determined in accordance with GAAP applied consistently with the past practices of the MNH Entities. In valuing Accounts Receivables not more than 30 days past due, unearned revenue shall first be netted and the amount of Accounts Receivable shall be determined without deducting any reserves for bad accounts.

          (E) "WORKING CAPITAL ADJUSTMENT" means an amount equal to (which may be a negative number, which, in such case, would reduce the Purchase Price) (I) the sum of (x) the Consolidated Current Assets plus (y) Eligible Accounts Receivable, minus (II) the Consolidated Current Liabilities.

                                 ARTICLE 9

                            TERMINATION AND DEFAULT
                            -----------------------

          Section 9.1  Termination.  This Agreement may be terminated and the
          -----------  -----------
transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a) By mutual written consent of Sellers and Buyer;

          (b) By either Buyer or Sellers, so long as the terminating party has not breached any of its obligations hereunder, after December 31, 1996 or such later date to which the Closing may be extended by Sellers or Buyer pursuant to
Section 7.3 (such date being herein referred to as the "OUTSIDE CLOSING DATE"), if the Closing shall not have occurred on or before such date;

          (c) By Sellers, so long as neither Seller has breached any of its obligations hereunder, if either (i) Buyer fails to perform any covenant in this Agreement when performance thereof is due and does not cure such failure within 20 Business Days after Sellers deliver written notice thereof to Buyer, or (ii) any condition in Section 7.2 of this Agreement is not satisfied or capable of being satisfied on or before the Outside Closing Date;

          (d) By Buyer, so long as Buyer has not breached any of its obligations hereunder, if either (i) either of Sellers fails to perform any covenant in this Agreement when performance thereof is due, and does not cure the failure within 20 Business Days after written notice by Buyer thereof to Sellers, or (ii) any condition in Section 7.1 of this Agreement is not satisfied or capable of being satisfied on or before the Outside Closing Date.

          Section 9.2  Effect of Termination.  If this Agreement is terminated
          -----------  ---------------------
pursuant to Section 9.1, all rights and obligations of the parties hereunder shall terminate, except for the rights and obligations set forth in Sections 6.5(a), 11.1, 11.2 and 11.11. Subject to the provisions of Section 7.3, termination of this Agreement pursuant to Section 9.l(c) or (d) shall not limit or impair any remedies that either Sellers or Buyer may have with respect to a breach or default by the other of its representations, warranties, covenants or agreements or obligations hereunder.

                                 ARTICLE 10

                                INDEMNIFICATION
                                ---------------

          Section 10.1  Indemnification by Sellers.  From and after Closing,
          ------------  --------------------------
each Seller shall indemnify and hold harmless CCI and its Affiliates, directors, officers, employees, agents and representatives, and any Person claiming by or through any of them, as the case may be, from and against any and all Losses and Expenses arising out of or resulting from:

          (a) Any representations and warranties made by either Seller, any MNH Entity, Meredith, Ingersoll or any of the Ultimate Equity Holders in this Agreement or in any Transaction Document not being true and accurate in all material respects, when made or at Closing, provided that indemnification under this paragraph is sought within the applicable time periods and in the manner stated in Section 10.5;

          (b) Any failure by either Seller, any MNH Entity, MNHP, NHA, Meredith, Ingersoll or any of the Ultimate Equity Holders to perform in all material respects any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document;

          (c) Any indebtedness, liability or obligation set forth on SCHEDULE
4.6 to the extent not provided for in determining the Purchase Price (either as (i) an inclusion in the consolidated liabilities of the MNH Entities to be deducted pursuant to Section 8.3(b)(i)(A)(I)(x) in determining the Purchase Price or (ii) as an inclusion in the Consolidated Current Liabilities to be deducted pursuant to Section 8.3(b)(iv)(E) in determining the Working Capital Adjustment); and

          (d) The non-delivery or non-obtaining on or before the Closing Date of any Sellers Required Consents to the extent that the aggregate Losses and Expenses arising out of or resulting therefrom, together with the aggregate amount of Losses and Expenses arising out of or resulting from any Section 3.1(c) Exceptions and Section 4.3(a) Exceptions, exceed $250,000; provided,
                                                                  --------
however, that Sellers shall be liable to Buyer under this Section 10.1(d) for
-------
any Losses or Expenses of Buyer arising from the non-delivery or non-obtaining of any Sellers Required Consents that are described in a notice given by Sellers pursuant to Section 7.3(c)(i) hereof to the extent (and only to the extent) that the aggregate amount of such Losses and Expenses, together with the aggregate amount of Losses and Expenses resulting from any Section 3.1(c) Exceptions and
Section 4.3(a)

Exceptions, (i) exceed $250,000 but (ii) do not exceed $1,000,000.

          Section 10.2  Indemnification by Buyer.  From and after Closing, Buyer
          ------------  ------------------------
shall indemnify and hold harmless each Seller and its Affiliates, partners, directors, officers, employees, agents and representatives, and any Person claiming by or through any of them, as the case may be, from and against any and all Losses and Expenses arising out of or resulting from:

          (a) Any representations and warranties made by Buyer in this Agreement or in any Transaction Document not being true and accurate in all material respects when made or at Closing, provided that indemnification under this paragraph is sought within the applicable time periods and in the manner stated in Section 10.5;

          (b) Any failure by Buyer to perform in all material respects any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document; and

          (c) The operation of the Systems after the Closing Time.

          Section 10.3  Procedure for Indemnified Third Party Claim. If any
          ------------  -------------------------------------------
person entitled to indemnification hereunder (the "INDEMNITEE") believes that it has suffered or incurred any Losses and Expenses for which it is entitled to indemnification hereunder, such Indemnitee shall notify the party or parties from whom indemnification is sought (the "INDEMNITOR") with reasonable promptness and with reasonable particularity in light of the circumstances then existing. Promptly after receipt by an Indemnitee of written notice of the assertion or the commencement of any Litigation by a third party giving rise to any claim for indemnification with respect to any matter referred to in this
Article 10, the Indemnitee shall give written notice thereof to each Indemnitor from whom indemnification is sought and thereafter will keep the Indemnitor reasonably informed with respect thereto if the Indemnitor does not assume the defense of such claim; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided in this Section 10.3 shall not relieve any Indemnitor of its obligations hereunder except to the extent that such Indemnitor shall have been prejudiced by such failure. In case any Litigation is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, at the Indemnitor's sole expense. If the Indemnitor assumes the defense of any Litigation, it will not settle the Litigation without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed); provided, however, that the Indemnitor may
                                   --------  -------
settle any Litigation without the Indemnitee's consent if such settlement (i) makes no admission or acknowledgment of liability or culpability with respect to the Indemnitee, (ii) includes a complete release of the Indemnitee and (iii) does not require the Indemnitee to make any payment or take (or forgo) any action. The Indemnitee shall cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial and defense of any Litigation and any appeal arising therefrom (including the filing in the Indemnitee's name of appropriate cross claims and counterclaims). The Indemnitee may, at its own cost, participate in any investigation, trial and defense of such Litigation controlled by the Indemnitor and any appeal arising therefrom. If, after receipt of a written notice pursuant to this Section 10.3, the Indemnitor does not undertake to defend any such Litigation, the Indemnitee may, but shall have no obligation to, contest or defend against any Litigation and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee (including, without limitation, the settlement thereof without the consent of the Indemnitor). If there are one or more legal defenses available to the Indemnitee that conflict with those available to the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, to assume the defense of the Litigation; provided, however, that the Indemnitee may not settle such Litigation without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

          Section 10.4  Payment of Indemnification Amounts.  Amounts payable by
          ------------  ----------------------------------
the Indemnitor to the Indemnitee in respect of any Losses and Expenses under Sections 10.1 or 10.2 shall be payable by the Indemnitor as incurred by the Indemnitee, and shall bear interest at the Prime Rate from the date of demand by the Indemnitee for indemnification of such Losses and Expenses until the date of payment of indemnification by the Indemnitor.

          Section 10.5  Time and Manner of Certain Claims.  The representations
          ------------  ---------------------------------
and warranties of Sellers and Buyer in this Agreement and any Transaction Document shall survive Closing for a period of six months except that,

          (a) The representations and warranties in Sections 4.9(c), 4.9(d) and 4.9(e) shall survive closing for a period of one year;

          (b) The representations and warranties contained in Sections 3.1(b), 3.1(c)(i)(A), 3.2(a)(iii) (other than the first and second sentences) and (iv), 3.2(b)(ii), (iv) (other than the first and second sentences) and (v), 3.3, 4.2, 4.3(a)(i) and (ii), 4.4, 4.12, 5.1 (third and fourth sentences only), 5.2(a)(i) and (ii), and 5.3 shall survive until the expiration of the applicable statute of limitations; and

          (c) The obligations of Sellers to indemnify Buyer with respect to any Litigation by a third party (including any claim against or contingent liability of MNH under section 3.01 or 9.01 of the Contract of Sale, dated December 20, 1994, between MNH and Sioux Falls Cable), that relates to any claim, indebtedness, liability or obligation existing at the Closing Time (whether or not contingent at such time) to the extent that such claim, indebtedness, liability or obligation (i) was not reflected or reserved against on the MNH Balance Sheet or (ii) was incurred or arose after the MNH Balance Sheet Date (other than in the ordinary course of business of the MNH Entities or otherwise as permitted by this Agreement or with the consent of Buyer) and was not provided for in determining the Purchase Price (either as (A) an inclusion in the consolidated liabilities of the MNH Entities to be deducted pursuant to Section 8.3(b)(i)(A)(I)(x) in determining the Purchase Price or (B) as an inclusion in the Consolidated Current Liabilities to be deducted pursuant to Section 8.3(b)(iv)(E) in determining the Working Capital Adjustment), shall survive closing for a period of one year from the Closing Date;

provided, however, that in any of the foregoing cases the liability of the parties shall extend beyond such applicable survival periods with respect to any specific breach which has been asserted in a written notice before the expiration of the applicable survival period. No claim for indemnification arising out of an alleged breach of any representation or warranty hereunder shall be valid unless notice of the breach thereof shall have been given in writing (or deemed to have been given in writing pursuant to Section 7.3(a) or (b) hereof) prior to the expiration of the applicable survival period specified in the preceding sentence.

          Section 10.6 Certain Limitations on Indemnification. Anything in this
          ------------ --------------------------------------
Article 10 to the contrary notwithstanding:

          (a) The amount of any particular Losses and Expenses required to be indemnified against under Section 10.1 or 10.2 shall be reduced by (i) the amount of any insurance proceeds paid to the Indemnitee or any of its Affiliates with respect to such Losses and Expenses (and no right of subrogation shall accrue to any insurer hereunder), and (ii) the amount of any tax benefit actually realized by the Indemnitee or any of its Affiliates with respect to such Losses and Expenses (after giving effect to the tax effect of receipt of the indemnification payments). With respect to any claim for which indemnity has been paid hereunder, the Indemnitor shall be subrogated to all rights of recovery of the Indemnitee and its Affiliates against any insurer or other third party.

          (b) Neither CCI nor any of its Affiliates shall be entitled to indemnification under Section 10.1 for any Losses and Expenses to the extent that such Losses and Expenses arise out of breaches of representations or warranties of Sellers contained herein that constitute breaches of representation or warranties for which, as at the Closing Time, MNH would be entitled to indemnification under Section 12.3 of the Stock Purchase Agreement, dated as of February 11, 1992, Regarding North Central Cable Communications Corporation, as amended through the date hereof.

          (c) The amount of any particular Losses that Sellers are required to indemnify CCI and its Affiliates against pursuant to Section 10.1(a) of this Agreement shall be limited to the product of (i) the aggregate amount of such Losses (after giving effect to Sections 10.8(a) and (b)), multiplied by (ii) the Sellers Indemnification Percentage.

          (d) Subject to the Closing, Sellers shall have no liability under
Section 10.1(a) or (b) unless and until the aggregate amount of Losses and Expenses otherwise subject to their indemnification obligations thereunder exceeds $600,000 (the "MINIMUM DAMAGE REQUIREMENT"), in which case all such Losses and Expenses in excess of $125,000 shall be indemnifiable by Sellers; provided, however, that the Minimum Damage Requirement shall not apply to any Losses or Expenses resulting from or arising out of any default by Sellers of their obligations under Section 6.10 or 8.3(b)(iii). Subject to the Closing, Sellers shall have no liability under Section 10.1, and Buyer shall have no liability under Section 10.2 to the extent that the aggregate amount of Losses and Expenses otherwise subject to indemnification obligations of Sellers or Buyer, as the case may be, hereunder exceeds $20,000,000, which amount shall be reduced to $10,000,000 with respect to any claims with respect to which notice is not given to Sellers or Buyer (as the case may be) on or prior to the first anniversary of the date hereof.

          Section 10.7  Exclusive Remedy.  Subject to the Closing, the
          ------------  ----------------
indemnification rights provided for in this Article 10 shall be the exclusive remedy for Sellers or Buyer, as the case may be, for damages for any breach of any representation, warranty, covenant or agreement contained in this Agreement or in any certificate delivered by either Seller or Buyer at or prior to the Closing pursuant to this Agreement; provided that the provisions of this Section
10.7 shall not apply to, or limit in any way the remedies of Sellers or Buyer, as the case may be, with respect to any breach of, Section 8.3(b)(iii), 11.1,
11.2 or 11.11 or the respective rights of Buyer and Sellers under Section 11.13 or the rights of Buyer under any of the Ultimate Equity Holder Guaranties.

                                 ARTICLE 11

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          Section 11.1  Expenses.  Except as otherwise provided in Section 11.11
          ------------  --------
or elsewhere in this Agreement or as may otherwise be agreed to in writing by the parties, each of the parties will pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, however, that (i) filing fees under the HSR Act shall be borne one-half by MNH and one-half by Buyer; (ii) fees, costs and expenses to be paid to third parties that Sellers and Buyer mutually agree to in connection with obtaining any Consents necessary for the transfer of control of any Systems Franchise or License shall be borne by the MNH Entities (except that Buyer shall be solely responsible for all costs and expenses which result from material amendments to the terms of a Systems Franchise made solely at the request of Buyer).

          Section 11.2  Brokerage.  Except as otherwise expressly provided in
          ------------  ---------
Section 3.4 as to the fees and expenses of Daniels & Associates, Sellers shall indemnify and hold CCI harmless from and against any and all Losses and Expenses arising from any employment by either of Sellers or any of the MNH Entities of, or services rendered to any of them by, any finder, broker, agency or other intermediary, in connection with the transactions contemplated hereby or any allegation of any such employment or services; and Buyer shall indemnify and hold Sellers harmless from and against any and all Losses and Expenses arising from any employment by CCI of, or services rendered to it by, any finder, broker, agency or other intermediary, in connection with the transactions contemplated hereby or any allegation of any such employment or services. The obligations of Sellers and Buyer under this Section 11.2 shall not be limited or otherwise affected by the provisions of Article 10 of this Agreement, including
Section 10.5 and Section 10.6.

          Section 11.3  Waivers.  In the absence of a written waiver delivered
          ------------  -------
by a party hereto, no action taken pursuant to this Agreement, including any investigation by or on behalf of such party, will be deemed to constitute a waiver by such party of compliance by any other party hereto with any representation, warranty, covenant or agreement contained herein or in any Transaction Document. No waiver by any party hereto of any condition or of a breach of another provision of this Agreement or any Transaction Document shall be effective unless in writing; and no such waiver shall operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

          Section 11.4  Notices.  All notices and other communications which are
          ------------  -------
required to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by telecopy or facsimile transmission, answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties at the following addresses:

To Sellers:

         (Prior to the Closing)

         New Heritage Associates
         2600 Grand Avenue, 3rd Floor
         Des Moines, IA  50312
         Attention:  David J. Lundquist
         ---------
         Telecopy:  515/246-8210

                 and

         (After the Closing)

         New Heritage Associates
         2600 Grand Avenue, 2nd Floor
         Des Moines, IA  50312
         Attention:  David J. Lundquist
         Telecopy:  [To be supplied at Closing]

Copy:

         Sidley & Austin
         One First National Plaza
         Chicago, IL  60603
         Attention:  John J. Sabl, Esq.
         ---------
         Telecopy:  312/853-7036

To Buyer:

         Continental Cablevision, Inc.
         The Pilot House
         Lewis Wharf
         Boston, MA  02110
         Attention:  Mr. Timothy P. Neher
         ---------
         Telecopy:  617/742-0530

Copy:

         Sullivan & Worcester LLP
         One Post Office Square

         Boston, MA  02109
         Attention:  Patrick K. Miehe, Esq.
         ---------
         Telecopy:  617/338-2880

or to such other address as any party will have furnished to the other by notice given in accordance with this Section. Such notice or other communication shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

          Section 11.5  Entire Agreement; Prior Representations; Amendments.
          ------------  ---------------------------------------------------
This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, agreements and understandings, oral or written, with respect thereto. Notwithstanding any representations which may have been made by either party in connection with the transactions contemplated by this Agreement, each party acknowledges that (i) it has not relied on any representation by the other party with respect to such transactions, the Assets, or the Systems except those contained in this Agreement or the Schedules and Exhibits hereto and (ii) its execution of this Agreement specifically precludes any negligent misrepresentation or other claims by it based on any representation made by the other party which is not contained in this Agreement or the Schedules or Exhibits hereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification or discharge may be sought to be enforced.

          Section 11.6  Binding Effect; Benefits.  This Agreement will inure to
          ------------  ------------------------
the benefit of and will be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither of Sellers nor Buyer may assign this Agreement prior to the Closing or delegate any of its duties hereunder prior to the Closing to any other Person without the prior written consent of the other; except that Buyer may assign its rights or delegate its duties under this Agreement to any Affiliate of CCI, provided that in the case of any such assignment (i) the assignee shall assume in writing all of Buyer's obligations hereunder, (ii) Buyer shall not be released from any of its representations, warranties and obligations hereunder by reason of such assignment, and (iii) the obligations of the Sellers to consummate the transactions contemplated by Article 2 of this Agreement shall be subject to the delivery by such assignee, on or prior to the Closing Date, of an agreement signed on its behalf and in form reasonably acceptable to the Sellers containing representations and warranties substantially similar to those made by Buyer in Article 5 and an opinion of counsel to the assignee similar to the CCI Counsel Opinion.

          Section 11.7  Counterparts.  This Agreement may be executed in any
          ------------  ------------
number of counterparts, each of which, when executed, will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

          Section 11.8  GOVERNING LAW.  THE VALIDITY, PERFORMANCE AND
          ------------  -------------
ENFORCEMENT OF THIS AGREEMENT AND ALL TRANSACTION DOCUMENTS, UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, WILL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH COMMONWEALTH.

          Section 11.9  Severability.  Any term or provision of this Agreement
          ------------  ------------
which is held to be invalid or unenforceable for any reason will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

          Section 11.10  Third Parties, Joint Ventures.  This Agreement
          -------------  -----------------------------
constitutes an agreement solely among the parties hereto and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations or liabilities, legal or equitable, including any right of employment, on any Person other than the parties hereto and their respective successors or permitted assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, express or implied, is intended to or will constitute the parties hereto partners or participants in a joint venture.

          Section 11.11  Attorneys' Fees.  If any Litigation between Sellers and
          -------------  ---------------
Buyer with respect to this Agreement or the transactions contemplated hereby will be resolved or adjudicated by a Judgment of any court, the party prevailing under such Judgment shall be entitled, as part of such Judgment, to recover from the other party its reasonable attorneys' fees and costs and expenses of litigation.

          Section 11.12  Tax Consequences.  No party to this Agreement makes any
          -------------  ----------------
representation or warranty, express or implied, with respect to the tax implications of any aspect of this Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any tax consequences arising under this Agreement.
Each party has relied solely on its own tax advisors with respect to the tax implications of this Agreement.

          Section 11.13  Specific Performance.  Sellers acknowledge that money
          -------------  --------------------
damages are not an adequate remedy for violations of this Agreement by either of Sellers and that Buyer may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof by either of Sellers and, to the extent permitted by applicable Legal Requirements, Seller waives any objection to the imposition of such relief.

          [The remainder of this page has been intentionally left blank.]

          Sellers and Buyer have duly executed this Agreement as of the date first written above.


                    SELLERS:

                    MEREDITH/NEW HERITAGE PARTNERSHIP

                    By:  New Heritage Associates, General Partner


                    By:  Ingersoll Group, Inc., General Partner


                    By:  /s/ James S. Cownie
                         --------------------------------
                         Name:
                         Title:  Chairman

                    NEW HERITAGE ASSOCIATES

                    By:  Ingersoll Group, Inc., General Partner


                    By:  /s/ James S. Cownie
                         --------------------------------
                         Name:
                         Title:  Chairman

                    BUYER:

                    CONTINENTAL CABLEVISION, INC.


                    By:  /s/ Timothy P. Neher
                         --------------------------------
                       Name:
                       Title:  Vice Chairman

                         EXHIBIT A
                         ---------



Exhibit A lists Inventory Items and will be provided upon request by the Commission.

                                             EXHIBIT B TO THE PURCHASE AGREEMENT



Continental Cablevision, Inc.
The Pilot House
Lewis Wharf
Boston, MA 02110

                               GUARANTY AGREEMENT
                               ------------------

Dear Sirs and Mesdames:

    Reference is hereby made to the Purchase Agreement, dated as of March __, 1996 (as from time to time amended and in effect, the "PURCHASE AGREEMENT"), by and among Meredith/New Heritage Partnership, an Iowa general partnership ("MNHP"), New Heritage Associates, an Iowa general partnership ("NHA" and, together with MNHP, "SELLERS"), and Continental Cablevision, Inc., a Delaware corporation ("BUYER"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

    The Purchase Agreement provides, among other things, for the purchase by Buyer of the Subject Interests of the Sellers for cash consideration. The undersigned (the "GUARANTOR") is one of the Ultimate Equity Holders and, as such, will receive directly or indirectly from the Seller of which the undersigned is an Ultimate Equity Holder one or more distributions of a portion of such cash consideration. Accordingly, the Guarantor is receiving a substantial and material benefit, and otherwise substantially and materially benefits indirectly as an Ultimate Equity Holder, from the Closing of the transactions contemplated by the Purchase Agreement.

    In consideration of benefits received by the Guarantor from Buyer's Closing of the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, intending to be legally bound, hereby agrees as follows:

    Section 1.     Unconditional Guaranty.
                   ----------------------

         (a) The Guarantor hereby unconditionally guarantees to Buyer the due and punctual payment and performance of all present and future indebtedness, obligations and liabilities, whether absolute or contingent, now existing or hereafter arising, of Sellers, or either of them, arising out of any of the agreements, covenants, obligations or liabilities of Sellers under Article 10 of the Purchase Agreement, as amended and in effect from time to time and together with any substitutions or replacements therefor and each other agreement and instrument now or from time to time evidencing, securing or pertaining to any of the agreements, covenants or obligations of Sellers under Article 10 of the

Purchase Agreement (collectively, the "GUARANTEED OBLIGATIONS"), including the due and punctual payment of all amounts and other sums, together with all interest accrued thereon to the extent provided in such Article 10, of any and all Guaranteed Obligations now or hereafter owed by Sellers, or either of them, or any other Person under the Guaranteed Obligations, in each case as and when the same shall become due and payable, and the due and punctual performance and observance of all other obligations under the Guaranteed Obligations, this guaranty being an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and being in no way conditional or contingent; and in case any part of the Guaranteed Obligations shall not have been paid, performed or observed when payable or requested to be performed or observed, the Guarantor will, promptly upon receipt of notice from Buyer, immediately pay or cause to be paid to Buyer the amount of, or perform or cause the performance of, such Guaranteed Obligations.

         (b) The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by Buyer to any of the Guaranteed Obligations is or must be rescinded or returned or restored for any reason whatsoever (including the in solvency, bankruptcy or reorganization of either Seller), such Guaranteed Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded, restored or returned, be deemed to have continued in existence, notwithstanding such application, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application by Buyer had not been made.

         (c) The obligations of the Guarantor hereunder shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, recoupment or defense based upon any claim the Guarantor may have against Buyer or any other Person (whether or not arising in connection with the Purchase Agreement (including the Guaranteed Obligations or any of the transactions contemplated thereby), and shall remain in full force and effect without regard to, and shall not be released, altered, exhausted, discharged or in any way affected by any circumstance or condition (whether or not the Guarantor shall have any knowledge or notice thereof), including: (i) any amendment or modification of or supplement to the Purchase Agreement (including the Guaranteed Obligations) or of any obligation, duty or agreement of Sellers, or either of them, or any other Person thereunder or in respect thereof, (ii) any assignment or transfer in whole or in part of any Guaranteed Obligations, (iii) any furnishing or acceptance of any direct or indirect security or guaranty, or any release of or non-perfection or invalidity of any direct or indirect security or guaranty, for the Guaranteed Obligations, (iv) any waiver, consent, extension, renewal, indulgence, settlement, compromise or other action or inaction under or in respect of any such instrument, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument (whether by operation of law or otherwise), (v) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Sellers, or either of them, or any other Person or any of their respective properties or creditors or any resulting release or discharge of any Guaranteed Obligations; (vi) the voluntary or involuntary sale or other disposition of all or substantially all the assets of Sellers, or either of them, or any other Person, (vii) the voluntary or involuntary liquidation, dissolution or termination of Sellers, or either of them, or any other Person, (viii) any invalidity or unenforceability, in whole or in part, of any term hereof or of the Purchase Agreement (including the Guaranteed Obligations) or any provision of any applicable law or regulation purporting to prohibit the payment or performance by Sellers, or either of them, or any other Person of any Guaranteed Obligations, or (ix) any failure on the part of Sellers, or either of them, or any other Person for any reason to perform or comply with any term of the Guaranteed Obligations.

         (d) If for any reason Sellers, or either of them, or any other Person is under no legal obligation to discharge any of the Guaranteed Obligations, or if any other moneys included in the Guaranteed Obligations have become unrecoverable from Sellers, or either of them, or any other Person by operation of law or for any other reason, including the invalidity or irregularity in whole or in part of any Guaranteed Obligation, the legal disability of Sellers, or either of them, or any other obligor in respect of any Guaranteed Obligations, any discharge of or limitation on the liability of Sellers, or either of them, or any other Person or any limitation on the method or terms of payment under any Guaranteed Obligation which may now or hereafter be caused or imposed in any manner whatsoever (whether consensual or arising by operation of law or otherwise), the guaranty contained in this Agreement shall nevertheless remain in full force and effect and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Guaranteed Obligations.

    Section 2.     Waivers.  The Guarantor hereby waives, to the fullest extent
                   -------
permitted by applicable law, (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protests and notices of dishonor in connection with the Guaranteed Obligations or any agreement relating thereto,
(ii) notice of acceptance of this Agreement, (iii) notice of any indulgence, extensions or renewals granted to any obligor with respect to any of the Guaranteed Obligations, (iv) any requirement of diligence or promptness in the enforcement of rights under any of the Guaranteed Obligations or any other agreement or instrument directly or indirectly relating thereto or to the Guaranteed Obligations, (v) any enforcement of any present or future agreement or instrument relating directly or indirectly thereto or to the Guaranteed Obligations, (vi) notice of any of the matters referred to in Section 1(c) hereof, (vii) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to its liability under this Agreement, (viii) any right to require Buyer, as a condition of enforcement of this Agreement, to proceed against Sellers, or either of them, or any other Person or to proceed against or exhaust any security held by Buyer at any time or to pursue any other right or remedy in Buyer's power before proceeding against Guarantor, (ix) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of Buyer to file or enforce a claim against the estate (in administration, bankruptcy, reorganization, insolvency or any other proceeding) of any other Person or Persons, (x) any defense based upon an election of remedies by Buyer, (xi) any defense based upon any lack of diligence by Buyer in the collection of any Guaranteed Obligation, (xii) any duty on the part of Buyer to disclose to the Guarantor any facts Buyer may now or hereafter know about Sellers, or either of them, (xiii) any defense arising because of an election made by Buyer under Section 1111(b)(2) of the Federal Bankruptcy Code, (xiv) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code, and (xv) any defense based upon or arising out of any defense which Sellers, or either of them, or any other Person may have to the payment or performance of the Guaranteed Obligations.

    Section 3.     Waiver of Subrogation and Claims.  The Guarantor hereby
                   --------------------------------
irrevocably waives, until such time as the Guaranteed Obligations shall have been paid and satisfied in full, any and all rights of subrogation, indemnification, contribution and other claims which the Guarantor may now or hereafter have against Sellers, or either of them, or any other Person liable with respect to the Guaranteed Obligations or any affiliates of Sellers, or with respect to any of such Persons respective properties, by reason of any payment made hereunder, including the benefit of any setoff or counterclaim or proof against dividend, composition or payment by Sellers, or either of them, or any such Person.

    Section 4.     No Effect of Automatic Stay.  If payment or performance of
                   ---------------------------
any Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of Sellers, or either of them, or any other Person or otherwise, all such amounts shall nonetheless be payable by the Guarantor hereunder forthwith upon demand.

    Section 5.     Limitation of Liability.  The liability of the Guarantor
                   -----------------------
under this Agreement (other than the liability of the Guarantor under Section 6 hereof) shall not exceed $____________.

    Section 6.     Expenses.  The Guarantor will pay all costs and expenses of
                   --------
Buyer of obtaining performance under this Agreement, including all reasonable attorneys fees and costs and expenses of collection if default is made in payment under this Agreement; provided, however, that, if any litigation between Buyer and the Guarantor with respect to this Agreement or the transactions contemplated hereby is resolved or adjudicated by a final judgment or order of any court, the party prevailing under such judgment or order shall be entitled, as part of such judgment or order, to recover from the other party its reasonable attorneys' fees and costs and expenses of litigation. The obligations of the Guarantor under this Section 6 shall be in addition to the other obligations of the Guarantor hereunder and shall not be limited or otherwise affected by Section 6 hereof.

    Section 7.     Miscellaneous Provisions.
                   ------------------------

         (a)  Notices.
              -------

    (i) All notices and other communications under this Agreement shall be in writing (which shall include communications by telecopy, answer back requested, if a telecopier number is listed below) and shall be deemed to have been given when deposited in the mail, first class, post-prepaid, or sent out by telecopier, answer back requested, addressed to the party to which such notice is directed at its respective address as follows:

         (A) In the case of the Guarantor, to it at:



         (B) In the case of Buyer, to it at: Continental Cablevision, Inc., Lewis Wharf, The Pilot House, Boston, Massachusetts 02110, Attention: Mr. Timothy P. Neher Telecopy No. 617-742-____); with a copy to Sullivan & Worcester, a Registered Limited Liability Partnership, One Post Office Square, Boston, Massachusetts 02109, Attention: Patrick K. Miehe, Esq. (Telecopy No. 617-338-2880).

    (ii) Any party hereto may change the address to which notices shall be directed to it under this Section 7(a) by giving written notice of such change to the other party in accordance with this Section 7(a).

         (b) No Waivers of Rights Hereunder; Amendments.  No course of dealing
             ------------------------------------------
or performance by Buyer, including any delay or forbearance in exercising any right under any of the Guaranteed Obligations, shall operate as a waiver or relinquishment of any rights hereunder, or the amendment, release or novation of any provision hereof, nor shall any single or partial exercise of any right hereunder preclude other or further exercises thereof or the exercise of any other right hereunder. No waiver of any rights of Buyer under, nor any amendment of any provision of, this Agreement shall be enforceable against Buyer unless in writing and signed by its officers, and unless it expressly refers to the right or provision affected. Any such waiver shall be limited solely to the specific event waived.

         (c) Assignment.  All the provisions of this Agreement shall be binding
             ----------
upon the Guarantor and its successors and assigns and inure to the benefit of Buyer its successors, assigns and transferees. The Guarantor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Buyer unless the Guarantor remains liable hereunder along with the assignee or transferee.

         (d)  Construction.
              ------------

    (i) Words used in this Agreement, regardless of the gender and number used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

    (ii) As used in this Agreement, the word "INCLUDING" is not limiting, and the word "OR" is not exclusive.

    (iii) The words "THIS AGREEMENT", "HERETO", "HEREIN", "HEREUNDER", "HEREOF", and words or phrases of similar import refer to this Agreement as a whole and not to any particular article, section, subsection, paragraph, clause or other portion of this Agreement.

    (iv) Unless the context requires otherwise, a reference herein to a particular article, section, subsection, paragraph or clause shall refer to such article, section, subsection, paragraph or clause of this Agreement.

    (v) This Agreement has been negotiated by Sellers, the Guarantor and Buyer and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

    (vi) The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (e) Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         (f) Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE CONSTRUED IN
             ---------------------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. EACH OF THE GUARANTOR AND BUYER SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF MINNESOTA FOR ALL MATTERS IN CONNECTION HEREWITH. THE GUARANTOR HEREBY IRREVOCABLY AGREES TO BE ACCEPT AND BE BOUND BY SERVICE OF PROCESS EFFECTED IN ANY MANNER AUTHORIZED BY THE RULES OF PRACTICE OF ANY SUCH COURT, AND, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, EXPRESSLY AND IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, DEFENSE, COUNTERCLAIM OR OTHERWISE, THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT OR THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER. THE GUARANTOR HEREBY AGREES THAT ALL OF BUYER'S RIGHTS HEREUNDER WERE THE RESULT OF NEGOTIATIONS AMONG BUYER, SELLERS AND THE GUARANTOR, AND THAT THE BENEFITS TO SELLERS AND THE GUARANTOR UNDER THE PURCHASE AGREEMENT WERE INDUCED IN A MATERIAL RESPECT BY THE BENEFITS GRANTED TO THE BUYER HEREUNDER. IN THIS CONTEXT, THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY AS TO ANY AND ALL MATTERS AND ISSUES WHICH MAY ARISE DIRECTLY OR INDIRECTLY HEREFROM OR FROM ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, INCLUDING COUNTERCLAIMS, IF ANY.

         (g) Severability.  Any provision of this Agreement which is prohibited
             ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         (h) Person Defined.  As used herein, the term "Person" shall include an
             --------------
human being, corporation, partnership, limited liability company, trust or unincorporated association, or a government or any agency or political subdivision thereof, or any other entity.

         (i) Advice of Counsel.  The Guarantor acknowledges that it has been
             ------------------
represented by, and has received the advice of, legal counsel of its choosing in connection with its execution and delivery of this Agreement and its debts, liabilities and obligations hereunder.

         (j) Exclusive Remedy.  The rights of Buyer provided for in this
             ----------------
Agreement shall be the exclusive remedy for Buyer against the Guarantor for damages for any breach of any representation, warranty, covenant or agreement of Seller, or either of them, contained in the Purchase Agreement or in any certificate delivered by either Seller at or prior to the Closing pursuant to the Purchase Agreement; provided that the provisions of this Section 7(j) shall not apply to or limit in any way the remedies of Buyer against any other Person or the right of Buyer to seek specific performance or injunctive or other equitable relief against the Guarantor in order to enforce this Agreement or prevent any violation or avoidance hereof by the Guarantor and, to the extent permitted by applicable law, the Guarantor waives any objection to the imposition of such relief.

    This Agreement shall become a binding agreement under seal as of the day and year first above written upon the execution and delivery hereof by or on behalf of the Guarantor.

                        Very truly yours,



                        _______________________________________
                        (Signature)

                        Print Name:____________________________

                        Print Address:_________________________

                                      _________________________

                                      _________________________

                        Telecopy No.:__________________________



The foregoing is hereby accepted:

CONTINENTAL CABLEVISION, INC.



By:______________________________
   Name:
   Title:

                                                              EXHIBIT C TO THE
                                                              PURCHASE AGREEMENT



                          BILL OF SALE AND ASSIGNMENT
                          ---------------------------

    THIS BILL OF SALE AND ASSIGNMENT, dated as of ________ __, 1996, from Meredith/New Heritage Partnership, an Iowa general partnership ("SELLER"), to Continental Cablevision, Inc., a Delaware corporation ("BUYER"),

                                  WITNESSETH:
                                  ----------

    WHEREAS, pursuant to the Purchase Agreement dated as of March __, 1996 (the "PURCHASE AGREEMENT") among Buyer, Seller and New Heritage Associates, an Iowa general partnership, Seller has agreed to sell, assign, transfer and convey to Buyer and Buyer has agreed to accept assignment, transfer and conveyance from Seller of Seller's ______________ percent (__.__%) general partnership interest (the "PARTNERSHIP INTEREST") in Meredith/New Heritage Strategic Partners L.P., an Iowa limited partnership (the "PARTNERSHIP");

    NOW, THEREFORE, in consideration of the premises and the payment to Seller of the Purchase Price (as defined in the Agreement) required to be paid to Seller on the date hereof pursuant to the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged by Seller, and for other good and valuable consideration:

    Section   1.    Seller has granted, bargained, sold, conveyed, assigned,
    --------  ----
transferred, set over and delivered, and by these presents does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver, absolutely, to Buyer, and its successors and assigns, the Partnership Interest and all of Seller's right, title and interest therein and thereto.

    Section   2.    Buyer shall, from and after the date hereof, have all of the
    --------  ----
rights, privileges and powers of a general partner of the Partnership under the Certificate of Limited Partnership, dated December 29, 1991, of the Partnership, as from time to time amended and in effect, and the Restated Agreement of Limited Partnership, dated as of December 30, 1991, of the Partnership, as from time to time amended and in effect, including but not limited to the right to receive all distributions from the Partnership with respect to the Partnership

Interest and all other rights, privileges and powers appertaining thereto.

    Section   3.    Buyer hereby consents to and accepts the assignment of the
    --------  ----
Partnership Interest and all of Seller's right, title and interest therein, and Buyer agrees to pay and perform all of the obligations arising after the date hereof of a general partner of the Partnership.

    Section   4.    Seller covenants and agrees that it shall execute, deliver
    --------  ----
and acknowledge (or cause to be executed, acknowledged and delivered), from time to time at the request of Buyer and without further consideration, all such further instruments of conveyance, transfer, assignment and further assurance and perform or cause to be performed all such other acts as may reasonably be required by Buyer (including but not limited to amendments to partnership agreements and amendments to certificates of limited partnership) in order to vest in and confirm to Buyer the title of Seller to, and its right and interest in, the Partnership Interest and to carry out the purpose and assure the benefits of this Bill of Sale and Assignment and the Purchase Agreement to Buyer in all respects.

    Section   5.    This Bill of Sale and Assignment  is executed by, and shall
    --------  ----
be binding upon, Seller and its successors and assigns, for the uses and purposes above set forth and referred to and shall inure to the benefit of Buyer and its successors and assigns; shall be effective for all purposes as of the day and year first set forth above; is intended to and shall take effect as a sealed instrument; and shall be governed by and construed and enforced in accordance with the laws (other than those governing conflict of law questions) of The Commonwealth of Massachusetts.

    IN WITNESS WHEREOF, Seller has caused this Bill of Sale and Assignment to be duly executed on the day and year first above set forth.

                        SELLER:

                        MEREDITH/NEW HERITAGE PARTNERSHIP

                        By:  NEW HERITAGE ASSOCIATES, General Partner

                        By:  Ingersoll Group, Inc., General Partner


                        By:_________________________________
                           Name:
                           Title:

                        By:  New Heritage Associates, Inc., General Partner


                        By:_________________________________
                           Name:
                           Title:

                        By:  MEREDITH CABLE, INC., General Partner


                        By:_________________________________
                           Name:
                           Title:



ACCEPTED:

CONTINENTAL CABLEVISION, INC.


By:____________________________
   Name:
   Title:


COMMONWEALTH OF MASSACHUSETTS)
                             )  ss.
COUNTY OF SUFFOLK            )

    On this ______ day of ___________, 1996, before me personally appeared __________________, to me known and known by me to be the ____________ of
Ingersoll Group, Inc., an Iowa corporation, and acknowledged said instrument by him/her executed to be his/her free act and deed as ____________ as aforesaid.


                             _________________________
                             Notary Public
                             My commission expires:

COMMONWEALTH OF MASSACHUSETTS)
                             )  ss.
COUNTY OF SUFFOLK            )

    On this ______ day of ___________, 1996, before me personally appeared __________________, to me known and known by me to be the ____________ of New Heritage Associates, Inc., an Iowa corporation, and acknowledged said instrument by him/her executed to be his/her free act and deed as ____________ as aforesaid.


                             _________________________
                             Notary Public
                             My commission expires:


COMMONWEALTH OF MASSACHUSETTS)
                             )  ss.
COUNTY OF SUFFOLK            )

    On this ______ day of ___________, 1996, before me personally appeared __________________, to me known and known by me to be the ____________ of
Meredith Cable, Inc., an __________ corporation, and acknowledged said instrument by him/her executed to be his/her free act and deed as ____________ as aforesaid.


                             _________________________
                             Notary Public
                             My commission expires:

                                                              EXHIBIT D TO THE
                                                              PURCHASE AGREEMENT


                          BILL OF SALE AND ASSIGNMENT
                          ---------------------------

    THIS BILL OF SALE AND ASSIGNMENT, dated as of ________ __, 1996, from New Heritage Associates, an Iowa general partnership ("SELLER"), to Continental Cablevision, Inc., a Delaware corporation ("BUYER"),

                                  WITNESSETH:
                                  ----------

    WHEREAS, pursuant to the Purchase Agreement dated as of March __, 1996 (the "PURCHASE AGREEMENT") among Buyer, Seller and Meredith/New Heritage Partnership, an Iowa general partnership, Seller has agreed to sell, assign, transfer and convey to Buyer and Buyer has agreed to accept assignment, transfer and conveyance from Seller of Seller's ______________ percent (__.__%) limited partnership interest (the "PARTNERSHIP INTEREST") in Meredith/New Heritage Strategic Partners L.P., an Iowa limited partnership (the "PARTNERSHIP");

    NOW, THEREFORE, in consideration of the premises and the payment to Seller of the Purchase Price (as defined in the Agreement) required to be paid to Seller on the date hereof pursuant to the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged by Seller, and for other good and valuable consideration:

    Section   1.    Seller has granted, bargained, sold, conveyed, assigned,
    --------  ----
transferred, set over and delivered, and by these presents does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver, absolutely, to Buyer, and its successors and assigns, the Partnership Interest and all of Seller's right, title and interest therein and thereto.

    Section   2.    Buyer shall, from and after the date hereof, have all of the
    --------  ----
rights, privileges and powers of a general partner of the Partnership under the Certificate of Limited Partnership, dated December 26, 1991, of the Partnership, as from time to time amended and in effect, and the Restated Agreement of Limited Partnership, dated as of December 30, 1991, of the Partnership, as from time to time amended and in effect, including but not limited to the right to receive all distributions from the Partnership with respect to the Partnership

Interest and all other rights, privileges and powers appertaining thereto.

    Section   3.    Buyer hereby consents to and accepts the assignment of the
    --------  ----
Partnership Interest and all of Seller's right, title and interest therein, and Buyer agrees to pay and perform all of the obligations arising after the date hereof of a limited partner of the Partnership.

    Section   4.    Seller covenants and agrees that it shall execute, deliver
    --------  ----
and acknowledge (or cause to be executed, acknowledged and delivered), from time to time at the request of Buyer and without further consideration, all such further instruments of conveyance, transfer, assignment and further assurance and perform or cause to be performed all such other acts as may reasonably be required by Buyer (including but not limited to amendments to partnership agreements and amendments to certificates of limited partnership) in order to vest in and confirm to Buyer the title of Seller to, and its right and interest in, the Partnership Interest and to carry out the purpose and assure the benefits of this Bill of Sale and Assignment and the Purchase Agreement to Buyer in all respects.

    Section   5.    This Bill of Sale and Assignment  is executed by, and shall
    --------  ----
be binding upon, Seller and its successors and assigns, for the uses and purposes above set forth and referred to and shall inure to the benefit of Buyer and its successors and assigns; shall be effective for all purposes as of the day and year first set forth above; is intended to and shall take effect as a sealed instrument; and shall be governed by and construed and enforced in accordance with the laws (other than those governing conflict of law questions) of The Commonwealth of Massachusetts.

    IN WITNESS WHEREOF, Seller has caused this Bill of Sale and Assignment to be duly executed on the day and year first above set forth.

                        SELLER:

                        NEW HERITAGE ASSOCIATES

                        By:  Ingersoll Group, Inc., General Partner


                        By:_________________________________
                           Name:
                           Title:

                        By:  New Heritage Associates, Inc., General Partner


                        By:_________________________________
                           Name:
                           Title:


ACCEPTED:

BUYER:

CONTINENTAL CABLEVISION, INC.


By:____________________________
   Name:
   Title:


COMMONWEALTH OF MASSACHUSETTS)
                             )  ss.
COUNTY OF SUFFOLK            )

    On this ______ day of ___________, 1996, before me personally appeared __________________, to me known and known by me to be the ____________ of
Ingersoll Group, Inc., an Iowa corporation, and acknowledged said instrument by him/her executed to be his/her free act and deed as ____________ as aforesaid.


                             _________________________
                             Notary Public
                             My commission expires:


COMMONWEALTH OF MASSACHUSETTS)
                             )  ss.
COUNTY OF SUFFOLK            )

    On this ______ day of ___________, 1996, before me personally appeared __________________, to me known and known by me to be the ____________ of New Heritage Associates, Inc., an Iowa corporation, and acknowledged said instrument by him/her executed to be his/her free act and deed as ____________ as aforesaid.


                             _________________________
                             Notary Public
                             My commission expires: